                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------
                                CREDIT AGREEMENT

                                     Among
                          SCHEIN PHARMACEUTICAL, INC.,

                                  THE LENDERS,
                               as defined herein,

                                      and



                                 CHEMICAL BANK,
                                as Issuing Bank,
                            as Administrative Agent
                    and as Collateral Agent for the Lenders

                                  [LOGO]SCHEIN
                                 PHARMACEUTICAL

                         Dated as of September 5, 1995

--------------------------------------------------------------------------------

Schein Pharmaceutical                                     After $5MM Pre-Payment

                                     Revised
                                       T/L
                               Repayment Schedule

----------------------------------------------------------------------
 Date                                     Balance after $5MM Applied
----------------------------------------------------------------------

----------------------------------------------------------------------
   Sep-96
----------------------------------------------------------------------
   Dec-96
----------------------------------------------------------------------
   Mar-97
----------------------------------------------------------------------
   Jun-97
----------------------------------------------------------------------
   Sep-97
----------------------------------------------------------------------
   Dec-97
----------------------------------------------------------------------
   Mar-98
----------------------------------------------------------------------
   Jun-98
----------------------------------------------------------------------
   Sep-98                                                $7,368,421
----------------------------------------------------------------------
   Dec-98                                                $7,368,421
----------------------------------------------------------------------
   Mar-99                                                $9,210,527
----------------------------------------------------------------------
   Jun-99                                                $9,210,527
----------------------------------------------------------------------
   Sep-99                                                $9,210,527
----------------------------------------------------------------------
   Dec-99                                                $9,210,527
----------------------------------------------------------------------
   Mar-00                                               $11,052,631
----------------------------------------------------------------------
   Jun-00                                               $11,052,631
----------------------------------------------------------------------
   Sep-00                                               $11,052,631
----------------------------------------------------------------------
   Dec-00                                               $11,052,631
----------------------------------------------------------------------
   Mar-01                                               $11,052,631
----------------------------------------------------------------------
   Jun-01                                               $11,052,631
----------------------------------------------------------------------
   Sep-01                                               $11,052,631
----------------------------------------------------------------------
   Dec-01                                               $11,052,633
----------------------------------------------------------------------
Total                                                  $140,000,000
----------------------------------------------------------------------

                           Schein Pharmaceutical, Inc.
                             $350M Credit Facilities
                              Chemical Bank, Agent

Amount:                                 $350M

              RC Facility                         $100M
              Term Facility                       $250M


Tenor:

                              6.5 Years (Matures 12/31/01 )

Interest (price grid):     LIBOR + 1.25% Range .75%[arrow] 1.50%       7.25%
                           Prime + .25% Range 0% [arrow]  .50%         9.00%

Letter of Credit:          Up to $30M available @ 1.625% (subject to grid)

Commitment Fee:            0.375% (unused portion) Range .25% [arrow] .50%

Arrangement Fee:           1.5% -- ($5,250,000)

Agent Fee:                 $100K annually

Mandatory Prepayments:     75% of Excess cash flow, 100% of new financing
                              above $10M, and % of proceeds from stock offering:
                              50% if leverage is between 3.0x - 4.0x
                              25% if leverage is between 2.5x - 3.0x
                               0% if leverage is between 1.0x - 2.5x

Scheduled Prepayments:     '95 - $0       '99 - $50M
                           '96 - $10M     '00 - $60M
                           '97 - $30M     '01 - $60M
                           '98 - $40M

Security:                  Mortgage all real property
                           Liens on receivables & inventory
                           Pledge of all domestic subsidiaries stock including
                              Marsam and 65% of wholly owned foreign
                              subsidiaries
                           Cross company guarantees by domestic subsidiaries

                           Schein Pharmaceutical, Inc.

                             $350M Credit Facilities

                              Chemical Bank, Agent

 Conditions to Closing:                             Status
 ----------------------                             ------
 Bank required due diligence
     Schein Pharmaceutical, Inc.
     Financial review                                Done
     Facilities visit                                Done
     Collateral review                               Done
     Environmental review                            Done
     Solvency opinion                                8/23/95

 Marsam Pharmaceuticals, Inc.
     Financial review                                Done
     Facilities visit                                Done
     Collateral review                               8/21-22/95
     Environmental review                            Done

 Syndication:
     Bank Meeting:                                   Done
     Information Memorandum                          Done
     Management slides                               Done
     Loan documents                                  4th Draft 8/22/95
     Bank commitments due                            8/24/95
     Pre Closing                                     8/24/95
     Closing                                         9/1/95
     Funding                                         9/6/95

 Merger Agreement:                                   Done

 Tender Offer                                        Expires 9/1/95

 Hart Scott Rodino Release                           Done

Financial Schedules
$350M Credit Facilities


PRICING GRID:

                       Frcst
                  Financial Ratio         Price Grid          Commitment
                    (Category)           0.75%- 1.50%            Fee
                    ----------           ------------         ----------
 YR 1995                 4                      1.25             .375
 YR 1996                4-3              1.25 - 1.00             .375
 YR 1997                2-1               .875 - .75        .3125-.25
 YR 1998                 1                       .75              .25
 YR 1999                 1                       .75              .25

WORKING CAPITAL:

Working Capital (June 30, 1995)             3.0X
Projections (1996-1999)                     2.5X (Average)

CAPITAL EXPENDITURE:

                          Projected        Limitation
                          ---------        ----------
YR 1995                      20                25
YR 1996                      22                25
YR 1997                      24                25
YR 1998                      23                25
YR 1999                      23                25

INTERNATIONAL JV'S
                         Projected         Limitation
                         ---------         ----------
 YR 1995                      7                10
 YR 1996                     10                10
 YR 1997                      5                10
 YR 1998                      0                10
 YR 1999                      0                10

INVESTMENTS (ALL OTHER)
                         Projected
                         ---------
YR 1995                       3           Limitation = $10M Aggregate (95,96,97
YR 1996                       3           Limitation = $15M Aggregate (97,98,99
YR 1997                       3
YR 1998                       3
YR 1999                       3

Financial Schedules
$350M Credit Facilities

NET WORTH

                         Projected            Test
                         ---------            ----
 YR 1995                    154               145
 YR 1996                    196               170
 YR 1997                    262               225
 YR 1998                    345               275
 YR 1999                    435               350

LEVERAGE RATIO
                               {Total Debt/EBITDA}

                  Projected                Test              Senior Test
                  ---------                ----              -----------
 YR 1995             4.4                    5.0                  5.0
 YR 1996             2.5                    4.0                  4.0
 YR 1997             1.6                    3.5                  3.0
 YR 1998             1.0                    3.0                  2.5
 YR 1999             0.6                    3.0                  2.5

MINIMUM FIXED CHARGE COVERAGE

                  Projected                 Test
                  ---------                 ----
 YR 1995             3.6                    1.5
 YR 1996             3.0                    1.5
 YR 1997             2.5                    1.5
 YR 1998             2.6                    1.5
 YR 1999             2.8                    1.5

DIVIDEND LIMITATION

Dividend Limitation is in effect until Total Debt/EBITDA = 2.5X Estimated at Year End 1996

                                                                [EXECUTION COPY]

================================================================================
                                CREDIT AGREEMENT

                                      Among



                          SCHEIN PHARMACEUTICAL, INC.,

                                  THE LENDERS,
                               as defined herein,

                                       and

                                 CHEMICAL BANK,
                                as Issuing Batik,
                             as Administrative Agent
                     and as Collateral Agent for the Lenders

                          Dated as of September 5, 1995

================================================================================

                                                   [CS&M Ref. 6700-331/P95-0114]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms ..............................................    3
SECTION 1.02.  Terms Generally ............................................   35

                                   ARTICLE II

                                   The Credits

 SECTION 2.01. Commitments ................................................   35
 SECTION 2.02. Loans ......................................................   36
 SECTION 2.03. Borrowing Procedure ........................................   39
 SECTION 2.04. Evidence of Debt; Repayment of Loans .......................   40
 SECTION 2.05. Fees .......................................................   41
 SECTION 2.06. Interest on Loans ..........................................   43
 SECTION 2.07. Default Interest ...........................................   44
 SECTION 2.08. Alternate Rate of Interest .................................   44
 SECTION 2.09. Termination and Reduction of
                 Commitments ..............................................   45
 SECTION 2.10. Conversion and Continuation of
                 Borrowings ...............................................   46
 SECTION 2.11. Repayment of Term Facility
                Borrowings ................................................   48
 SECTION 2.12. Optional Prepayment ........................................   49
 SECTION 2.13. Mandatory Prepayments ......................................   50
 SECTION 2.14. Reserve Requirements; Change in
                 Circumstances ............................................   51
 SECTION 2.15. Change in Legality .........................................   54
 SECTION 2.16. Indemnity ..................................................   55
 SECTION 2.17. Pro Rata Treatment .........................................   56
 SECTION 2.18. Sharing of Setoffs .........................................   56
 SECTION 2.19. Payments ...................................................   57
 SECTION 2.20. Taxes ......................................................   58
 SECTION 2.21. Assignment of Commitments under
                 Certain Circumstances; Duty To
                 Mitigate .................................................   62

                                                                            Page
                                                                            ----

SECTION 2.22. Letters of Credit ...........................................   63

                                  ARTICLE III
                        Representations and Warranties

SECTION 3.01. Organization; Powers ........................................   69
SECTION 3.02. Authorization ...............................................   69
SECTION 3.03. Enforceability ..............................................   70
SECTION 3.04. Governmental Approvals ......................................   70
SECTION 3.05. Financial Statements ........................................   71
SECTION 3.06. No Material Adverse Change ..................................   72
SECTION 3.07. Title to Properties; Possession
                under Leases ..............................................   72
SECTION 3.08. Subsidiaries ................................................   73
SECTION 3.09. Litigation; Compliance with Laws ............................   73
SECTION 3.10. Agreements ..................................................   74
SECTION 3.11. Federal Reserve Regulations .................................   74
SECTION 3.12. Investment Company Act; Public
                Utility Holding Company Act ...............................   74
SECTION 3.13. Use of Proceeds .............................................   75
SECTION 3.14. Tax Returns .................................................   75
SECTION 3.15. No Material Misstatements ...................................   75
SECTION 3.16. Employee Benefit Plans ......................................   75
SECTION 3.17. Environmental Matters .......................................   76
SECTION 3.18. Insurance ...................................................   77
SECTION 3.19. Solvency ....................................................   77
SECTION 3.20. Location of Real Property and Leased
                Premises ..................................................   78
SECTION 3.21. Labor Matters ...............................................   79
SECTION 3.22. Tender Offer; Merger ........................................   79
SECTION 3.23. Capitalization of the Borrower ..............................   80

                                  ARTICLE IV

                             Conditions of Lending

SECTION 4.01. All Credit Events ...........................................   81
SECTION 4.02. First Credit Event ..........................................   82
SECTION 4.03. Additional Conditions Precedent .............................   88

                                                                            Page
                                                                            ----

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties .......................    89
SECTION 5.02. Insurance ..................................................    89
SECTION S.03. Obligations and Taxes ......................................    91
SECTION 5.04. Financial Statements, Reports, etc .........................    91
SECTION 5.05. Litigation and Other Notices ...............................    93
SECTION 5.06. Employee Benefits ..........................................    93
SECTION 5.07. Maintaining Records; Access to
                Properties and Inspections ...............................    93
SECTION 5.08. Use of Proceeds ............................................    94
SECTION 5.09. Compliance with Environmental Laws .........................    94
SECTION 5.10. Preparation of Environmental Reports .......................    94
SECTION 5.11. Further Assurances .........................................    95
SECTION 5.12. Rate Protection Agreements .................................    96
SECTION 5.13. Merger .....................................................    96
SECTION 5.14. Board of Directors of the Company ..........................    96

                                  ARTICLE VI

                              Negative Covenants

SECTION 6.01. Indebtedness ...............................................    96
SECTION 6.02. Liens ......................................................    98
SECTION 6.03. Sale and Lease-Back Transactions ...........................   100
SECTION 6.04. Investments, Loans and Advances ............................   100
SECTION 6.05. Mergers, Consolidations and Sales of
                Assets ...................................................   101
SECTION 6.06. Dividends and Distributions;
                 Restrictions on Ability of
                 Subsidiaries To Pay Dividends ...........................   102
SECTION 6.07. Transactions with Affiliates ...............................   103
SECTION 6.08. Business of Borrower and Subsidiaries ......................   103
SECTION 6.09. Operating Leases ...........................................   104
SECTION 6.10. Amendments of Certain Agreements;
                Conduct of Acquisition ...................................   104
SECTION 6.11. Fiscal Year ................................................   104
SECTION 6.12. Payment on Other Indebtedness ..............................   104
SECTION 6.13. Capital Expenditures .......................................   105

                                                                            Page
                                                                            ----

SECTION 6.14. Leverage Ratio .............................................   105
SECTION 6.15. Senior Debt Ratio ..........................................   106
SECTION 6.16. Net Worth ..................................................   107
SECTION 6.17. Working Capital ............................................   107
SECTION 6.18. Fixed Charge Coverage Ratio ................................   107

                                   ARTICLE VII

Events of Default ........................................................   107

                                  ARTICLE VIII

The Administrative Agent and the Collateral Agent ........................   112

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices ....................................................   116
SECTION 9.02. Survival of Agreement ......................................   117
SECTION 9.03. Binding Effect .............................................   118
SECTION 9.04. Successors and Assigns .....................................   118
SECTION 9.05. Expenses; Indemnity ........................................   123
SECTION 9.06. Rights of Setoff ...........................................   124
SECTION 9.07. Applicable Law .............................................   125
SECTION 9.08. Waivers; Amendment .........................................   125
SECTION 9.09. Interest Rate Limitation ...................................   127
SECTION 9.10. Entire Agreement ...........................................   127
SECTION 9.11. WAIVER OF JURY TRIAL .......................................   127
SECTION 9.12. Severability ...............................................   128
SECTION 9.13. Counterparts ...............................................   128
SECTION 9.14. Headings ...................................................   128
SECTION 9.15. Jurisdiction; Consent to Service of
                 Process .................................................   128
SECTION 9.16. Mortgaged Property Casualty and
                 Condemnation ............................................   129
SECTION 9.17. Confidentiality ............................................   135

Schedule 1.01                               Certain Permitted Holders
Schedule 2.01                               Commitments
Schedule 3.08                               Subsidiaries
Schedule 3.18                               Insurance
Schedule 3.20(a)                            Owned Real Property
Schedule 3.20(b)                            Leased Real Property
Schedule 4.02(a)                            Local Counsel
Schedule 6.01                               Existing Indebtedness
Schedule 6.02                               Existing Liens
Schedule 6.04                               Existing Investments

Exhibit A                                   Form of Administrative
                                              Questionnaire
Exhibit B                                   Form of Assignment and Acceptance
Exhibit C                                   Form of Borrowing Request
Exhibit D                                   Form of Guarantee Agreement
Exhibit E                                   Form of Indemnity, Subrogation and
                                              Contribution Agreement
Exhibit F                                   Form of Mortgage
Exhibit G                                   Form of Pledge Agreement
Exhibit H                                   Form of Security Agreement
Exhibit I-1                                 Form of Opinion of PRG&M
Exhibit I-2                                 Form of Opinion of Local Counsel
Exhibit J                                   Form of Opinion of Counsel to the
                                              Company

         CREDIT AGREEMENT dated as of September 1, 1995, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"); the LENDERS (as defined in Article I); and CHEMICAL BANK, a New York banking corporation as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in suck capacity, the "Collateral Agent") for the Lenders.

     The Borrower has requested the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions of this Agreement, to borrow (a) on a term basis, on the Tender Offer Date (such term and each other tern used but not otherwise defined in this preamble having the meaning assigned to it in Article I), an aggregate principal amount not in excess of $250,000,000 (the "Tender Facility") and (b) on a revolving basis, at any time and from time to time on or after the Tender Offer Date and prior to the Pre-Merger Facilities Maturity Date, an aggregate principal amount at any time outstanding not in excess of $100,000,000 (the "Pre-Merger Revolving Facility"). The proceeds of borrowings under the Tender Facility and up to $50,000,000 of proceeds of borrowings under the Pre-Merger Revolving Facility are to be used (a) by the Borrower or Acquisition Co. (i) to purchase outstanding shares of common stock, par value $.01 per share (the "Shares"), of Marsan Pharmaceuticals Inc., a Delaware corporation (the "Company"), which Shares will be acquired by the Borrower or Acquisition Co. pursuant to an all cash tender offer for all the outstanding Shares (the "Tender Offer") to be made by Acquisition Co. pursuant to the Merger Agreement, or (ii) to pay related fees and expenses not in excess of $15,000,000, or (b) used by the Borrower to refinance up to $65,000,000 existing debt of the Borrower and the Subsidiaries (other than the Company and its subsidiaries). The remaining proceeds of borrowings under the Pre-Merger Revolving Facility are to be used to provide working capital for the Borrower and the Subsidiaries and for general corporate purposes.

     The Borrower has also requested the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions of this Agreement, to borrow (a) on a term basis, from time to time on or after the

Merger Date and prior to the date 120 days after the Merger Date, an aggregate principal amount not in excess of $250,000,000 (the "Term Facility"), and (b) on a revolving basis, at any time and from time to time on or after the Merger Date and prior to the Post-Merger Facilities Maturity Date, an aggregate principal amount at any time outstanding not in excess of $100,000,000 (the "Post-Merger Revolving Facility").

     The Borrower has also requested the Issuing Bank to issue letters of credit from time to time on or after the Merger Date and prior to the date that is five Business Days prior to the Post-Merger Facilities Maturity Date, in an aggregate face amount at any time outstanding not in excess of $30,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

     The proceeds of the borrowings under the Term Facility and $50,000,000 of the proceeds of borrowings under the Post-Merger Revolving Facility are to be used solely (a) to pay any cash consideration due in the Merger to holders of Shares, (b) to refinance borrowings under the Tender Facility and the Pre-Merger Revolving Facility and (c) to pay fees and expenses related to the Acquisition not in excess of $15,000,000 less the amount of such fees and expenses paid on the Tender Offer Date. The remaining proceeds of borrowings under the Post-Merger Revolving Facility are to be used to refinance borrowings under the Pre-Merger Revolving Facility and to provide working capital for the Borrower and the Subsidiaries.

     The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

     "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Acquisition" shall mean the Tender Offer, the Merger and the other transactions contemplated by the Merger Agreement and the Tender Offer Materials.

     "Acquisition Co." shall mean SM Acquiring Co., Inc., a Delaware corporation.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 3%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

Interest Expense Coverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the due date for delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or 5.04(b) and Section 5.04(c) indicating such change (even if such statements and certificates are delivered prior to such due date) until the date immediately preceding the next due date for delivery of such financial statements and certificates indicating another such change (even if such statements and certificates are delivered prior to such due date). Notwithstanding the foregoing, the Applicable Percentage shall be determined by reference to (a) Category 5(i) for any period after the last day of the second complete fiscal quarter to commence after the Merger Date during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or 5.04(b) and Section 5.04(c) if such failure has continued unremedied for three Business Days following notice thereof from the Administrative Agent or any Lender and (ii) at any time after the last day of the second complete fiscal quarter to commence after the Merger Date during the continuance of an Event of Default and (b) subject to clause (a) above, Category 4 on or prior to the delivery of the financial statements and certificates required by Section 5.04(a) or 5.04(b) and Section 5.04(c) for the second complete fiscal quarter to commence after the Merger Date.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

     "Asset Sale" shall mean (a) the sale, transfer or other disposition by the Borrower or any Subsidiary to any person, other than the Borrower or a wholly owned Subsidiary that is a Guarantor, of (i) any outstanding capital stock of any Subsidiary or (ii) any other assets of the Borrower or any Subsidiary (other than inventory, obsolete or worn out assets and Permitted Investments, in each case disposed of in the ordinary course of business) and (b) the issuance or sale by any Subsidiary of any shares of its capital stock or other equity securities of such Subsidiary, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, other than an issuance or sale to the Borrower or a wholly owned Subsidiary.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, respectively, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Borrower, respectively.

     "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Book-Entry Shares" shall mean the Shares tendered pursuant to the Tender Offer in book-entry form through the Book-Entry Transfer Facilities.

     "Book-Entry Transfer Facilities" shall mean the registered clearing corporations designated by Acquisition Co. as "Book-Entry Facilities" for the purpose of the Tender Offer.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

     "Breakage Event" shall have the meaning assigned to such term in Section 2.16.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" for any period shall mean (a) the sum of (i) net property, plant and equipment a property rights and deferred license costs of the Borrower and the Subsidiaries as of the last May of such period, in each case determined on a consolidated basis in accordance with GAAP, and (ii) depreciation and amortization of property, plant and equipment and property rights and deferred license costs of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) the book value as of the last day prior to such period, for the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP, of those items of property, plant and equipment, and property rights, and deferred license costs attributable to licenses, held by the Borrower or a Subsidiary throughout such period, (ii) any additions to "net property, plant and equipment" during such period, for the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, resulting from expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair all or any part of such lost, destroyed or damaged assets, equipment or other property within 12 months of the receipt of such proceeds and (iii) any additions, net of minority interests, if any, to "net property, plant and equipment" and "net property rights and deferred license costs" arising from the Acquisition.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Casualty" shall have the meaning assigned to such term in Section 9.16.

     A "Chance in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than a Permitted Holder or a group consisting solely of Permitted Holders shall own directly or indirectly, beneficially or of record, shares representing (i) both more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and a higher percentage of such aggregate ordinary voting power than is then represented by shares owned by the Permitted Holders or (ii) more than 50% of such aggregate ordinary voting power; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by a Permitted Holder, nor (ii) on the board of directors of the Borrower on the date of this Agreement (the "Incumbent Board"); (c) any person or group other than a Permitted Holder or a group consisting solely of Permitted Holders shall otherwise Control the Borrower; or (d) a "change in control", however defined, shall occur under any instrument evidencing other Indebtedness in a principal amount in excess of $5,000,000 of the Borrower or any Subsidiary. For purposes of clause (b)(ii) hereof, any individual who becomes a member of the board of directors of the Borrower subsequent to the date of this Agreement, and whose election, or nomination for election by the Borrower's stockholders, was approved by the members of the board who are also members of the Incumbent Board (or so deemed to be pursuant hereto) shall be deemed a member of the Incumbent Board; provided, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the then board of directors of the Borrower shall be deemed not to be member of the Incumbent Board.

     "Charges" shall have the meaning assigned to such term in Section 9.09.

     "Chattel Mortgages" shall mean the chattel mortgages, chattel mortgage notes and pledge agreements related to the Puerto Rico Subsidiary's machinery and equipment and other security documents executed and delivered by the Puerto Rico Subsidiary pursuant to Section 4.02(g)(ii) or 5.11, all in form and substance acceptable to the Lenders.

     "Closing Date" shall mean the date of the first Credit Event.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

     "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Commitments" shall mean the Tender Facility Commitments, the Pre-Merger Revolving Credit Commitments, the Term Facility Commitments, the Post-Merger Revolving Credit Commitments and the L/C Commitment.

     "Company" shall have the meaning assigned to such term in the preamble.

     "Condemnation" shall have the meaning assigned to such term in Section
9.16.

     "Condemnation Proceeds" shall have the meaning assigned to such term in
Section 9.16.

     "'Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated August 1995.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Current Assets" as of any date shall mean the total assets that would properly be classified as consolidated current assets, excluding cash and Permitted Investments, of the Borrower and the Subsidiaries as of such date in accordance with GAAP.

     "Current Liabilities" as of any date shall mean the total liabilities that would properly be classified as consolidated current liabilities, excluding all Loans, of the Borrower and the Subsidiaries as of such date in accordance with GAAP.

     "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

     "Defaulted Advance" shall mean, with respect to any Lender at any time, the amount of any Loan required to have been made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time that has not been so made as of such time by such Lender or by the Administrative Agent on its behalf; provided, however, any such amount arising in connection with the failure by the Required Lenders to make Loans that would have been part of a single Borrowing shall be deemed not to be a Defaulted Advance. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.02(g), the remaining portion of such Defaulted Advance shall continue to be considered a Defaulted Advance. To the extent any portion of a Loan made by the Administrative Agent on a Lender's behalf is not fully repaid by such Lender by the close of the Business Day following the making of such Loan and the Administrative Agent thereafter exercises its right pursuant to Section 2.02(c) to require repayment of such advance by the Borrower, then effective at the time of such repayment by the Borrower, a Defaulted Advance shall arise equal to the amount of such repayment.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time, owes a Defaulted Advance.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State or territory thereof, the District of Columbia or Puerto Rico.

     "EBITDA" for any period shall mean Net Income for such period plus, to the extent deducted in computing Net Income, the sum of (a) income tax expense, (b) Interest Expense and (c) depreciation and amortization expense minus, to the extent added in computing Net Income, (i) any non-cash, non-recurring gains and (ii) any interest income, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP; provided, however, that, for the purpose of determining the Leverage Ratio and compliance with Section 6.15 as of any date prior to the last day of the third fiscal quarter of 1996, EBITDA for any four quarter period shall equal EBITDA for the period from and including the first day of the fourth fiscal quarter of 1995 to and including the last day of the most recently completed fiscal quarter period multiplied by a fraction the numerator of which is four and the denominator of which is the number of complete fiscal quarters since September 30, 1995.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, Remedial Action costs, property damage, natural resource damages, nuisance, pollution or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material;
(c) the presence, ___; handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated by or entered into with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid

Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq. the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq. the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq. the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq. the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq. the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et sea., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Issuance" shall mean any issuance or sale by the Borrower of any shares of its capital stock or other equity securities of the Borrower, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations; provided, however, that Equity Issuance shall not include any of the foregoing to the extent arising from or in connection with the issuance of any stock rights, options or warrants to a director, officer or employee of the Borrower or any Subsidiary under a duly instituted stock option plan and any exercise thereof, to the extent the aggregate Net Proceeds thereof in any fiscal year do not exceed $3,000,000.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower or the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, other than a transaction for which a statutory exemption is available or for which an administrative exemption has been obtained; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that would reasonably be expected to result in liability or the Borrower.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

     "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the

Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash Flow" for any period shall mean EBITDA for such period minus
(a) Interest Expense for such period, to the extent paid in cash during such period, (b) any prepayments of Term Loans made during such period and any scheduled repayments of principal of Indebtedness made by the Borrower or any Subsidiary in cash during such period, (c) permitted Capital Expenditures and investments pursuant to Section 6.04(i) or 6.04(1) during such period that are paid in cash, (d) taxes paid in cash by the Borrower and the Subsidiaries on a consolidated basis during such period, (e) an amount equal to any increase in Net Working Capital during such period (to the extent not taken into account in clauses (a), (d) and (f) of this definition), (f) extraordinary cash expenses of the Borrower and the Subsidiaries paid on a consolidated basis during such period but not included in determining EBITDA, (g) cash disbursements incurred by the Borrower in transactions described in Section 6.07(d) to the extent that GAAP does not permit such disbursements to be accounted for as expenses and requires such disbursements to be accounted for as a distribution to shareholders and (h) cash dividends paid by the Borrower in accordance with
Section 6.06(a)(iv) plus (i) an amount equal to any decrease in Net Working Capital during such period (to the extent not taken into account in clauses (a), (d) and (f) of this definition) and (ii) extraordinary cash income of the Borrower and the Subsidiaries received on a consolidated basis during such period but not included in determining EBITDA.

     "Facility" shall mean the Tender Facility, the Pre-Merger Revolving Credit Facility, the Term Loan Facility or the Post-Merger Revolving Credit Facility.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the

Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the Amended and Restated Fee Letter dated June 6, 1995, between the Borrower and the Administrative Agent.

     "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

     "Fixed Charge Coverage Ratio" as of any date shall mean the ratio of (a)(i) EBITDA plus (ii) if such date is on or after the last day of the third fiscal quarter of 1997, the Permitted Carryforward Amount, minus (iii) Capital Expenditures, in each case for the most recent complete four fiscal quarter period ended on or prior to such date, to (b)(i) Interest Expense plus (ii) the aggregate scheduled payments of principal in respect of Indebtedness of the Borrower or any Subsidiary, in each case for the most recent complete four fiscal quarter period ended on or prior to such date. The "Permitted Carryforward Amount" for any four fiscal quarter period (the "subject period") shall mean the lowest of (A) 50% of the excess, if any, of (I) $25,000,000 over
(II) Capital Expenditures for the four fiscal quarter period (the "prior Period") ending immediately prior to the commencement of the subject period, (B) 50% of the amount of additional Capital Expenditures that could have been made in the prior period without violating Section 6.18 and (C) actual Capital Expenditures for the subject period.

     "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign government, court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing any Indebtedness of any other person (the

"primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Agreements" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Guarantor" shall mean any person from time to time party to the Guarantee Agreement as a guarantor.

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Health Care Laws" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority (including any professional licensing laws, certificate of need laws and state reimbursement laws), relating in any way to the manufacture, distribution, marketing, sale, supply or other disposition of any product or service of the Borrower or any Subsidiary, the conduct of the business of the

Borrower or any Subsidiary, the provision of health care services generally, or to any relationship among the Borrower and the Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Rate Protection Agreements add (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances (and the amount of such Indebtedness shall equal the net payments accrued by such person in accordance with GAAP); provided, however, that Indebtedness described in clause
(i) above shall be excluded for purposes of determining the Leverage Ratio and the amount of Senior Debt. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

     "Indemnitee" shall have the meaning assigned to such term in Section 9.05.

     "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Guarantors and the Collateral Agent.

     "Information" shall have the meaning assigned to such term in Section 9.17.

     "Insurance Proceeds" shall have the meaning assigned to such term in
Section 9.16.

     "Interest Expense" for any period shall mean the gross interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) the amortization of debt discounts,
(b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense. For purposes of the foregoing, gross interest expense shall be determined after giving effect in accordance with GAAP to any net payments made, received or accrued by such person with respect to Rate Protection Agreements entered into as a hedge against interest rate exposure.

     "Interest Expense Coverage Ratio" as of any date shall mean the ratio of
(a) EBITDA to (b) Interest Expense, in each case for the most recent complete four fiscal quarter period ended on or prior to such date.

     "Interest Payment Date" shall mean, with respect to any Loan, (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (b) the date of any prepayment of such Loan (other than the prepayment pursuant to Section 2.12(a) of an ABR Revolving Loan) or conversion of such Loan (if a Eurodollar Loan) to a Borrowing of a different Type and (c) the Pre-Merger Facilities Maturity Date and the Post-Merger Facilities Maturity Date.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if Interest Periods of such duration shall be available from each Lender, 9 or 12 months) thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding March 31, June 30, September 30 or

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset (excluding any leases that constitute operating leases under GAAP) and (c) in the case of securities, shall also include any purchase option, call or similar right of a third party with respect to such securities (excluding any option, call or similar right in respect of securities that are not issued and outstanding).

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

     "Loan Parties" shall mean the Borrower and the Guarantors.

     "Loans" shall mean the Revolving Loans and the Term Loans.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) impairment of the ability of the Borrower and the Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents in any material respect or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document. In determining whether any Casualty or Condemnation has resulted in a Material Adverse Effect, appropriate regard shall be had for any related Insurance Proceeds or Condemnation Proceeds and the Borrowers or any Subsidiary's application thereof.

     "Maturity Date" shall mean the Pre-Merger Facilities Maturity Date or the Post-Merger Facilities Maturity Date, as applicable.

     "Maximum Rate" shall have the meaning assigned to such term in Section
9.09.

     "Merger" shall mean the merger of Acquisition Co. with and into the Company, in which the Company shall be the surviving corporation, to be effected pursuant to the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 28, 1995, among the Borrower, Acquisition Co. and the Company.

     "Merger Date" shall mean the date of consummation of the Merger.

     "Mortgaged Properties" shall mean the owned real properties of the Loan Parties from time to time.

     "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents executed and delivered by any Loan Party pursuant to Section 4.02(j) or 5.11, each substantially in the form of Exhibit F.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" for any period shall mean the consolidated net income or loss of the Borrower and the Subsidiaries for such period determined in accordance with GAAP, excluding (a) (to the extent included in such consolidated net income or loss) the income (or loss) of any person (other than any Subsidiary) in which any other person (other than the Borrower or any wholly owned Subsidiary) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date such person's assets are acquired by the Borrower or any Subsidiary, (c) any after tax gains or losses attributable to sales of assets not in the ordinary course of business and (d) (to the extent not included in clauses (a) through (c) above) any extraordinary gains or non-cash extraordinary losses determined in accordance with GAAP.

     "Net Proceeds" shall mean: (a) with respect to any Asset Sale, the cash proceeds thereof net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); provided, however, that, with respect to any Asset Sale described in clause (a)(ii) of the definition thereof, the Net Proceeds thereof shall equal zero except to the extent that such Net Proceeds (determined without regard to this proviso), together with the Net Proceeds of all Asset Sales described in clause (a)(ii) of the definition thereof (determined without regard to this proviso) previously received during the then-current fiscal year, exceeds $1,000,000; and (b) with respect to any Equity Issuance or any Specified Debt Issuance, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

     "Net Working Capital" as of any date shall mean the excess as of such date of (a) Current Assets over (b) Current Liabilities.

     "Net Worth" as of any date shall mean Stockholder's Equity as of such date.

     "New Lending Office" shall have the meaning assigned to such term in
Section 2.20.

     "Non-U.S. Lender" shall have the meaning assigned to such term in Section 2.20.

     "Obligations" shall mean, collectively, (a) the obligation to pay (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations, including reimbursement obligations, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents and (iii) any amount in respect of the foregoing that the Administrative Agent, the Collateral Agent or any Lender, in its sole discretion, may elect to pay or advance under this Agreement or any other Loan Document on behalf of any Loan Party after the occurrence and during the continuation of a Default or an Event of Default, (b) the reimbursement obligations of the Borrower described in Section 6.01(i) and (c) unless otherwise agreed upon in writing by the applicable Lender, all net monetary obligations of the Borrower under each Rate Protection Agreement entered into with any Lender to hedge interest rate exposure with respect to this Agreement.

     "Other Taxes" shall have the meaning assigned to such term in Section
2.20.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 1 to the Security Agreement.

     "Permitted Foreign Company" shall mean (a) any corporation, business trust, joint venture, association, company or partnership formed under the laws of a country (or any political subdivision thereof) other than the United States, engaged primarily in a segment of the pharmaceutical or health-care industry or ancillary thereto and at least 50% of the equity interest of which is held, directly or indirectly, by the Borrower and Bayer AG (provided that, if applicable local law would not permit 50% of the equity interest in such an entity to be held by the Borrower and Bayer AG, such percentage may be as low as 49% if the Borrower and Bayer AG otherwise Control the applicable entity), (b) any subsidiary of a Permitted Foreign Company described in clause (a) above and (c) any wholly owned Foreign Subsidiary the only material assets of which are securities of Permitted Foreign Companies described in clause (a) above.

     "Permitted Holders" shall mean (a)(i) the persons listed on Schedule 1.01,
(ii) any individual forming part of the senior management of the Borrower on the date of this Agreement, (iii) any trust for the benefit of any of the foregoing and (iv) the estate or personal representative of any of the foregoing, (b) any employee benefit plan (or related trust) for the benefit of the employees of the Borrower and the Subsidiaries and (c) Bayer AG and any of its subsidiaries.

     "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, credit ratings that are not lower than "A2" if rated by Standard & Poor's or "P2" if rated by Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of (i) any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $25O,000,000 or (ii) any Lender;

          (d) in the case of any Foreign Subsidiary, investments not in excess of $5,000,000 in the

     26


     aggregate in dollar-denominated certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any local office of (i) any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000, (ii) any Lender or (iii) any local commercial bank that is an Affiliate of any Lender; and

          (e) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G, among Borrower, the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties.

     "Post-Merger Facilities Maturity Date" shall mean December 31, 2001.

     "Post-Merger Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Post-Merger Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Post-Merger Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "Post-Merger Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Post-Merger Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

     "Post-Merger Revolving Facility" shall have the meaning assigned to such term in the preamble.

     "Post-Merger Revolving Facility Borrowing" shall mean a Borrowing comprised of Post-Merger Revolving Loans.

     "Post-Merger Revolving Loan" shall mean a Loan made pursuant to Section 2.01(d).

     "Pre-Merger Facilities Maturity Date" shall mean the earlier of the Merger Date and the date 270 days after the Tender Offer Date.

     "Pre-Merger Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Pre-Merger Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Pre-Merger Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "Pre-Merger Revolving Facility" shall have the meaning assigned to such term in the preamble.

     "Pre-Merger Revolving Facility Borrowing" shall mean a Borrowing comprised of Pre-Merger Revolving Loans.

     "Pre-Merger Revolving Loan" shall mean a Loan made pursuant to Section 2.01(b).

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment at such time represented by such Lender's Revolving Credit Commitment at such time. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to
Section 9.04.

     "Properties" shall have the meaning assigned to such term in Section 3.17.

     "Puerto Rico Subsidiary" shall mean Danbury Pharmacal Puerto Rico, Inc., a Delaware corporation.

     "Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency exchange agreement or similar agreement entered into by the Borrower or any Subsidiary to provide protection against fluctuations in interest rates or currency exchange rates.

     "Register" shall have the meaning assigned to such term in Section 9.04.

     "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" shall mean: (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24); and (b) any other action required by any

Governmental Authority or voluntarily undertaken to (x) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (z) perform studies and investigations in connection with, or as a precondition to, clause (x) or (y) above.

     "Repayment Date" shall have the meaning assigned to such term in Section 2.11.

     "Required Lenders" at any time shall mean Lenders having Loans, L/C Exposures and unused Revolving Credit Commitments and Term Loan Commitments at such time representing at least a majority of the sum of all Loans outstanding, L/C Exposures and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided, however, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (a) the aggregate principal amount of the Loans made by such Lender and outstanding at such time and (b) the aggregate Commitments of such Lender at such time.

     "Responsible Officer" of any corporation shall mean any senior executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Commitment" shall mean, with respect to any Lender, (a) prior to the Merger Date, the Pre-Merger Revolving Credit Commitment of such Lender and (b) on and after the Merger Date, the Post-Merger Revolving Credit Commitment.

     "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

     "Revolving Credit Lender" at any time shall mean a Lender with a Revolving Credit Commitment at such time.

     "Revolving Loans" shall mean the Pre-Merger Revolving Loans and Post-Merger Revolving Loans. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

     "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary shall sell or transfer to any person any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter the Borrower or any Subsidiary shall rent or lease (for a term in excess of one year) such property, or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, from such person or any of its Affiliates.

     "Secured Parties" shall mean each Lender, the Issuing Bank, the Administrative Agent, the Collateral Agent, the beneficiary of each indemnification obligation on the part of any Loan Party contained in any Loan Document and the successors and assigns of the foregoing.

     "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, between the Borrower, the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties.

     "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, the Chattel Mortgages and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

     "Senior Debt" shall mean (a) all Indebtedness of the Borrower and the Guarantors, other than Subordinated Debt, and (b) all Indebtedness of the Subsidiaries that are not Guarantors.

     "Shares" shall have the meaning assigned to such term in the preamble.

     "Specified Debt Issuance" shall mean the issuance by the Borrower of any Indebtedness permitted by Section 6.01(g).

     "Specified Guarantor" shall mean any Guarantor that would be a "significant subsidiary" of the Borrower, determined in accordance with Regulation 1.01 of Regulation S-X of the Securities and Exchange Commission as if the references to "10 percent" in the definition thereof were references to "5 percent".

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stockholder's Equity" as of any date shall mean, on a consolidated basis for the Borrower and the Subsidiaries, (a) the sum of capital stock taken at par value, capital surplus and retained earnings as of such date, minus (b) treasury stock and any minority interest in Subsidiaries as of such date, all determined in accordance with GAAP.

     "Subordinated Debt" means unsecured Indebtedness of the Borrower that (a) does not have any scheduled payments of principal prior to the 180th day following the Post-Merger Facilities Maturity Date, (b) the principal of which is subordinated to the prior payment in full in cash of all the Obligations in a manner reasonably satisfactory to the Administrative Agent and (c) otherwise has terms and conditions reasonably satisfactory to the Administrative Agent.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more other subsidiaries of the parent, or (b) that is or would otherwise be treated on a consolidated basis with the parent under, and in accordance with, GAAP.

     "Subsidiary" shall mean any subsidiary of the Borrower, including (on and after the Tender Offer Date) the Company and its subsidiaries.

     "Taxes" shall have the meaning assigned to such term in Section 2.20.

     "Tender Facility" shall have the meaning assigned to such term in the preamble.

     "Tender Facility Borrowing" shall mean a Borrowing comprised of Tender Facility Loans.

     "Tender Facility Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make a Tender Facility Loan hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tender Facility Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "Tender Facility Loan" shall mean a Loan made pursuant to Section
2.01(a).

     "Tender Offer" shall have the meaning assigned to such term in the preamble.

     "Tender Offer Date" shall mean the first date on which the Borrower or Acquisition Co. accepts Shares for payment pursuant to the Tender Offer.

     "Tender Offer Materials" shall mean the tender offer statement on Schedule 14D-1 filed by the Borrower with the Securities and Exchange Commission with respect to the Tender Offer, and all amendments and supplements thereto that are similarly filed.

     "Term Borrowing" shall mean a Borrowing comprised of Tender Facility Loans or Term Facility Loans.

     "Term Facility" shall have the meaning assigned to such term in the preamble.

     "Term Facility Availability Period" shall mean the period from and including the Merger Date to and including the date 120 days thereafter.

     "Term Facility Borrowing" shall mean a Borrowing comprised of Term Facility Loans.

     "Term Facility Commitment" shall mean' with respect to any Lender, the commitment of such Lender to make Term Facility Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Facility Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

     "Term Facility Loan" shall mean a Loan made pursuant to Section 2.01(c).

     "Term Loan Commitment" shall mean, with respect to any Lender, (a) prior to the Merger Date, the Tender Facility Commitment of such Lender and (b) on and after the Merger Date, the Term Facility Commitment of such Lender.

     "Term Loans" shall mean the Tender Facility Loans and the Term Facility Loans. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Debt" as of any date shall mean the total Indebtedness of the Borrower and the Subsidiaries as of such date determined on a consolidated basis in accordance with GAP .

     "Total Revolving Credit Commitment" at any time shall mean the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

     "Transaction Party" shall mean the Borrower, the Company and each subsidiary of the Borrower or the Company.

     "Transactions" shall have the meaning assigned to such term in Section
3.02.

     "Transferee" shall have the meaning assigned to such term in Section 2.20.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

     "wholly owned Subsidiary" shall mean a Subsidiary the securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests of which are, at the time any determination is being made, owned by the Borrower or one of more wholly owned Subsidiaries or by the Borrower and one or more wholly owned Subsidiaries.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Work" shall have the meaning assigned to such term in Section 9.16.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI and the definition of "Applicable Percentage", all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect or the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a).

                                   ARTICLE II

                                   The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a term loan to the Borrower on the Tender Offer Date in an aggregate principal amount not to exceed the Tender Facility Commitment of such Lender, (b) to make revolving loans to the Borrower, at any time and from time to time on or after the Tender Offer Date and until the earlier of the Pre-Merger Facilities Maturity Date and the termination of the Pre-Merger Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Pre-Merger Revolving Credit Commitment of such Lender, (c) to make term loans to the Borrower, at any time and from time to time during the Term Facility Availability Period, in an aggregate principal amount not to exceed the Term Facility Commitment of such Lender and (d) to make revolving loans to the Borrower, at any time and from time to time on or after the Merger Date and until the earlier of the Post-Merger Facilities Maturity Date and the termination of the Post-Merger Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Post-Merger Revolving Credit Exposure of such Lender exceeding (ii) the Post-Merger Revolving Credit Commitment of such Lender. Within the limits set forth in clauses (b) and (d) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Pre-Merger Revolving Loans and Post-Merger Revolving Loans subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Tender Facility Loans and Term Facility Loans may not be reborrowed.

     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Tender Facility Commitments, Pre-Merger Revolving Credit Commitments, Term Facility Commitments or Post-Merger Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) or 2.02(g), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and, in the case of a Eurodollar Borrowing, not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of AIR Loans or Eurodollar Loans, as the Borrower may request pursuant to

Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the exercise of such option shall not result in an increase in Statutory Reserves above those applicable to members of the Federal Reserve System. Borrowings of more than one Type may be outstanding at the same time; Provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. on the date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, the Borrower and such Lender severally agree to repay to the Administrative Agent, in the case of the Borrower, within one Business Day of demand, and in the case of such Lender, forthwith on demand, such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The Administrative Agent will promptly notify the Borrower of any Lender's failure to make available such Lender's portion of any Borrowing if such failure continues unremedied for one Business Day.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Pre-Merger Facilities Maturity Date or the Post-Merger Facilities Maturity Date, as applicable.

     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank shall promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent shall promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent shall promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lenders shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, the Borrower and such Lender severally to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate. The Administrative Agent will promptly notify the Borrower or any Lender's failure to make available such Lender's Pro Rata Percentage of any L/C Disbursement if such failure continues unremedied for one Business Day.

     (g) If the Borrower shall exercise its right of set-off pursuant to Section 9.06(b), the amount so set off shall be deemed to be a Eurodollar Revolving Loan with an Interest Period of one month made by the applicable Defaulting Lender on the date, and to the extent, of such set-off.

     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f) or 2.02(g), as to which this
Section 2.03 shall not apply), the Borrower shall telecopy (with receipt confirmed telephonically) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day as the proposed Borrowing is to be made. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether being requested is to be a Tender Facility Borrowing, a Term Facility Borrowing, a Pre-Merger Revolving Facility Borrowing or a Post-Merger Revolving Facility Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c));
(iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Subject to Section 9.06(b), the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Tender Facility Loan of such Lender on the Pre-Merger Facilities Maturity Date, (ii) the principal amount of each Term Facility Loan of such Lender as provided in Section 2.11 and (iii) the then unpaid principal amount of each Revolving Loin of such Lender on the applicable Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms, except to the extent that the correction of such error results in a reduction of the Borrower's obligations hereunder.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns to evidence the Loans made by it hereunder, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. (a) The Borrower shall pay to each Lender, through the Administrative Agent, on the date of this Agreement and on the last day of March, June, September and December in each year and on each date on which the Tender Facility Commitment or the Pre-Merger Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to 0.375% per annum on the average daily unused amount of the Tender Facility Commitment and Pre-Merger Revolving Loan Commitment of such Lender during the preceding quarter (or other period commencing with the date, on or prior to the date of this Agreement, on which the Borrower shall accept the Commitments of such Lender or ending with the Pre-Merger Facilities Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). In addition, the Borrower shall, after the Merger Date, pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Term Facility Commitment and the Post-Merger Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a Commitment Fee equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Term Facility Commitment and the Post-Merger Revolving Credit Commitment (taking into account such Lender's L/C Exposure as a used amount thereof) of such Lender during the preceding quarter (or other period commencing with the Merger Date or ending with the Post-Merger Facilities Maturity Date or the date on which the Term Facility Commitment and the Post-Merger Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of acceptance by the Borrower of the Commitment of such Lender and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein. Notwithstanding this paragraph (a), no Commitment Fee shall be due or payable to any Lender that is a Defaulting Lender on the due date for payment of such Commitment Fee.

     (b) The Borrower shall pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

     (c) The Borrower shall pay (i) to each Revolving Credit Lender with a Post-Merger Revolving Credit Commitment, through the Administrative Agent, on the last day of March, June, September and December of each year (commencing with the first such day following the Merger Date) and on the date on which the Post-Merger Revolving Credit Commitment of such Lender shall be terminated pursuant to Section 2.09 and no Letter of Credit shall remain outstanding, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure during the preceding quarter (or other period commencing with the Merger Date or ending with the Post-Merger Revolving Facilities Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Post-Merger Revolving Credit Commitments of all Lenders shall expire or be terminated pursuant to Section 2.09) at a rate equal to the Applicable Percentage from time to time used pursuant to Section 2.06 to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans, and (ii) to the Issuing Bank on the last day of March, June, September and December of each year (commencing with the first such day following the Merger Date), a fronting fee of 0.125% per annum on the average daily aggregate L/C Exposure during the preceding quarter (or other period commencing with the Merger Date or ending with the Post-Merger Facilities Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Post-Merger

Revolving Credit Commitments of all Lenders shall expire or be terminated) and, with respect to each Letter of Credit, any other fees agreed upon by the Borrower and the Issuing Bank plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges, as disclosed to the Borrower prior to the issuance of such Letter of Credit (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding this paragraph (c), no L/C Participation Fee shall be due or payable to any Lender that is a Defaulting Lender on the due date for payment of such L/C Participation Fee.

     (d) The payment of Fees shall be subject to Section 9.06(b). All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances, except to the extent such payment shall have been made as a consequence of manifest error.

     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (c) The payment of interest shall be subject to Section 9.06(b). Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Interest on each Loan shall accrue daily for the account of the holder from time to time of such Loan and shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent will, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. The Administrative Agent will promptly advise the Borrower once the circumstances giving rise to any such notice no longer exist. Each determination by the

Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.09. Termination and Reduction of Commitments. (a) The Tender Facility Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Tender Offer Date. The Term Facility Commitments shall automatically terminate at 5:00 p.m., New York City time, on the last day of the Term Facility Availability Period. The Pre-Merger Revolving Credit Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Pre-Merger Facilities Maturity Date. The Post-Merger Revolving Credit Commitments shall automatically terminate on the Post-Merger Facilities Maturity Date. The L/C Commitment shall automatically terminate at the earlier-of (i) 5:00 p.m., New York City time, on the sixth Business Day prior to the Post-Merger Facilities Maturity Date and (ii) the termination of the Post-Merger Revolving Credit Commitments. Notwithstanding the foregoing, (i) all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 1, 1995, if the initial Credit Event shall not have occurred by such time and (ii) the Post-Merger Revolving Credit Commitments and the Term Facility Commitments shall automatically terminate at 5:00, New York City time, on the Pre-Merger Facilities Maturity Date unless the Merger shall previously have been consummated.

     (b) Upon at least three Business nays' prior irrevocable telephonic notice to the Administrative Agent (confirmed in writing), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tender Facility Commitments, the Term Facility Commitments, the Pre-Merger Revolving Loan Commitments or the Post-Merger Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Commitments with respect to any Facility shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Any payment of Revolving Loans pursuant to Section 2.13(a) or 2.13(c) shall automatically reduce the applicable Revolving Credit Commitments by the amount of such payment.

     (c) Each reduction in the Tender Facility Loan Commitments, the Term Facility Loan Commitments, the Pre-Merger Revolving Loan Commitments or the Post-Merger

Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable telephonic notice to the Administrative Agent (confirmed promptly in writing) (a) not later than 11:00 a.m., New York City time, on the Business Day of the proposed conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon, New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing, into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 noon, New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

          (v) unless each Lender otherwise agrees, any portion of a Borrowing maturing or required to be repaid in less than one month from the date of any conversion or continuation may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date;

          (viii) no Borrowing may be converted into, or continued as, a Eurodollar Borrowing when any Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such conversion or continuation is not appropriate (and, instead, any such Borrowing will be converted into or remain as an ABR Borrowing on the last day of the Interest Period applicable thereto); and

          (ix) no Borrowing may be converted into, or continued as, a Eurodollar Borrowing when any Event of Default has occurred and is continuing, unless the Required Lenders have determined that such conversion or continuation is appropriate (and, instead, any such Borrowing will be converted into or remain as an ABR Borrowing on the last day of the Interest Period applicable thereto).

     Each notice pursuant to this Section 2.10 shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one months duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing, unless such Borrowing is comprised of Loans deemed made pursuant to Section 2.02(g), in which case such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month.

     SECTION 2.11. Repayment of Term Facility Borrowings. (a) The Term Facility Borrowings shall be

================================================================================

                     SCHEIN DEBT REPAYMENT SCHEDULE CHANGE

                                                                   Balance After
Original Date           Original Amount                          $100 MM Applied
--------------------------------------------------------------------------------
   Sep-96                  $5,000,000                              $0(1)
   Dec-96                  $5,000,000                              $0
   Mar-96                  $7,500,000                              $0
   Jun-97                  $7,500,000                              $0
   Sep-97                  $7,500,000                              $0
   Dec-97                  $7,500,000                              $0
   Mar-98                 $10,000,000                              $0
   Jun-98                 $10,000,000                              $0
   Sep-98                 $10,000,000                              $7,631,579
   Dec-98                 $10,000,000                              $7,631,579
   Mar-99                 $12,500,000                              $9,539,474
   Jun-99                 $12,500,000                              $9,539,474
   Sep-99                 $12,500,000                              $9,539,474
   Dec-99                 $12,500,000                              $9,539,474
   Mar-00                 $15,000,000                             $11,447,368
   Jun-00                 $15,000,000                             $11,447,368
   Sep-00                 $15,000,000                             $11,447,368
   Dec-00                 $15,000,000                             $11,447,368
   Mar-01                 $15,000,000                             $11,447,368
   Jun-01                 $15,000,000                             $11,447,368
   Sep-01                 $15,000,000                             $11,447,368
   Dec-01                 $15,000,000                             $11,447,370

(1) regular payment made prior to $100 MM subordinated debt prepayment repaid in 22 consecutive installments payable on the dates (each a "Repayment Date") and in the amounts set forth below:

           Repayment Date         Amount
           --------------       ------------
               9/30/96          $5,000,000
              12/31/96          $5,000,000
               3/31/97          $7,500,000
               6/30/97          $7,500,000
               9/30/97          $7,500,000
              12/31/97          $7,500,000
               3/31/98         $10,000,000
               6/30/98         $10,000,000
               9/30/98         $10,000,000
              12/31/98         $10,000,000
               3/31/99         $12,500,000
               6/30/99         $12,500,000
               9/30/99         $12,500,000
              12/31/99         $12,500,000
               3/31/00         $15,000,000
               6/30/00         $15,000,000
               9/30/00         $15,000,000
              12/31/00         $15,000,000
               3/31/01         $15,000,000
               6/30/01         $15,000,000
               9/30/01         $15,000,000
              12/31/01         $15,000,000


     (b) Each prepayment of Term Loans pursuant to this Section 2.11 shall be subject to Section 9.06(b). Each prepayment of principal of Term Facility Borrowings pursuant to Section 2.12 or 2.13 shall be applied to reduce pro rata the scheduled payments of principal due under this Section 2.11 after the date of such prepayment. To the extent not previously paid, all Term Facility Borrowings shall be due and payable on the Post-Merger Facilities Maturity Date. Each payment of Term Facility Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

     SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior irrevocable telephonic notice (promptly confirmed in writing) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment of Borrowings under any Facility shall be in an amount that is an integral multiple of $1,000,000.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to
Section 2.16 but otherwise without premium or penalty and shall be subject to
Section 9.06(b). All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

     SECTION 2.13. Mandatory Prepayments. (a) Not later than 100 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending December 28, 1996, the Borrower shall (i) calculate Excess Cash Flow for such fiscal year and apply 75% of such Excess Cash Flow to prepay Borrowings in accordance with paragraph (d) below and (ii) deliver to the Administrative Agent a certificate signed by any Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such period and the calculation thereof, in reasonable detail.

     (b) In the event of any termination of all the Pre-Merger Revolving Credit Commitments or Post-Merger Revolving Credit Commitments, the Borrower shall repay or prepay all the outstanding Pre-Merger Revolving Facility Borrowings or Post-Merger Revolving Facility Borrowings, respectively, on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or cash-collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

     (c) The Borrower shall apply 100% of Net Proceeds promptly upon its receipt thereof (or, if applicable, promptly upon any amounts being deemed to constitute Net Proceeds as provided in the definition of such term) to prepay Borrowings in accordance with paragraph (d) below; provided, however, that, in the case of Net Proceeds from an Equity Issuance, (x) the Borrower shall only be required to apply 50% of such Net Proceeds to the prepayment of Loans if immediately prior to receipt thereof the Leverage Ratio is greater than 3.00 to 1.00 but not greater than 4.00 to 1.00 and 25% of such Net Proceeds to the prepayment of Loans if at the time of receipt thereof the Leverage Ratio is greater than 2.50 to 1.00 but not greater than 3.00 to 1.00 and (y) the Borrower shall not be required to apply any of such Net Proceeds to the prepayment of Loans if at the time of receipt thereof the Leverage Ratio is not greater than 2.50 to 1.00. The Borrower shall deliver to the Administrative Agent (i) at the time of each prepayment required under this paragraph (c), a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) not later than the later of (A) the date on which a Responsible Officer of the Borrower becomes aware that such prepayment will be made and (B) the date that is three Business Days prior to the date of such prepayment, a notice of such prepayment. Such certificate shall also describe in reasonable detail the facts and circumstances giving rise to the applicable prepayment event and a reasonably detailed calculation of the Net Proceeds therefrom.

     (d) Prepayments under paragraphs (a) and (c) above shall be applied first against outstanding Term Loans and second against outstanding Revolving Loans. Prepayments required under this Section 2.13 in respect of any Facility shall be applied first against ABR Loans outstanding under such Facility and then against Eurodollar Loans outstanding under such Facility.

     (e) All prepayments under this Section 2.13 shall be subject to Section
2.16 but otherwise without premium or penalty and shall be subject to Section 9.06(b). All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement that is fully reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as shall compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall determine that the adoption after the date of this Agreement of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation's in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lenders or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as shall compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail (i) the calculation of amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above and (ii) the facts and circumstances giving rise to such compensation, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, however, that neither any Lender nor the Issuing Bank may demand compensation under this Section 2.14 for any period commencing earlier than 60 days prior to such demand. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed; provided, however, that each Lender and the Issuing Bank shall take reasonable actions

(which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action precluded by legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) to avoid any need to claim compensation under this Section 2.14 arising out of any reasonably foreseeable change in circumstances.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.14 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans shall not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below (and
     Section 2.16 shall not apply to any such automatic conversion).

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a direct consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such

Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail (i) the calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 and (ii) the facts and circumstances giving rise to such entitlement, shall be delivered to the Borrower (in the case of a claim under clause (a) above, within 60 days of the applicable Breakage Event) and shall be conclusive absent manifest error. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

     SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15 and subject to Section 9.06(b), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). In computing any Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18. Sharing of Setoffs. If any Lender shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain pavement (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. Payments (a) Subject to Section 9.06(b), the Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim (but without prejudice, waiver or effect of estoppel with respect to any defense or counterclaim). Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

     (b) Whenever any payment (including principal of or interest on any Borrowing, any Fees or any other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Busi-ness Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction (A) under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or (B) in which the applicable lending office of the Administrative Agent, such Lender or the Issuing Bank (or any Transferee) is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to bear and shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes').

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, and setting forth in reasonable detail (i) the calculation of and (ii) the facts and circumstances giving rise to such payment or liability, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor. Neither any Lender nor the Issuing Bank (or Transferee) may make any claim for indemnification more than 180 days after such Lender or the Issuing Bank (or Transferee), as applicable, knows of the payment or liability with respect to which such indemnification is to be sought (such 180 days to be reduced to 60 days if at the time of such claim for indemnification such Lender (or Transferee) holds Loans or participations therein or the Issuing Bank has outstanding Letters of Credit, as applicable).

     (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative

Agent, such Lender or the Issuing Bank (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refund to such Governmental Authority.

     (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower shall deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

     (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this paragraph (g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph (g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (h) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

     (i) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.21. Assignment of Commitments under Certain Circumstances; Duty To Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) the Administrative Agent notifies the Borrower of any Lender's failure to fund as provided in Section 2.02(d) or 2.02(f), the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of the outstanding Loans and participations in L/C Disbursements of such Lender or the Issuing Bank plus all other amounts (excluding interest and Fees, which shall be paid when due to the assigning Lender or the Issuing Bank under Sections 2.06 and 2.05, respectively) accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Sections 2.14, 2.16 and 2.20) and (z) if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.1 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall fund as provided in Section 2.02(d) or 2.02(f), as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursable loss or unreimbursable cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it in good faith to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to
Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower shall pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance, after the Merger Date, of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the L/C Commitment remains in effect. This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or shall expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $30,000,000, and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Post-Merger Facilities Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in accordance with Section 2.02(f), such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in paragraph (e) below. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay the amount of such L/C Disbursement to the Administrative Agent, for the account of the Issuing Bank, not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft has been made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. The Borrower's obligations to reimburse L/C Disbursements as provided in this paragraph (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this

     Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of the Borrower's obligations hereunder;

provided, however, that any payment by the Borrower under this paragraph (e) shall be without prejudice to, and shall not have any effect of estoppel or waiver with respect to, any claim of the Borrower against the Issuing Bank under paragraph (f) below.

     (f) Liability of Issuing Bank. Without limiting the generality of paragraph
(e) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements shall not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon at the rate per annum that would apply to such amount if such amount were an ABR Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid Fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bark hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralizatlon. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Collateral Agent to reimburse the Issuing Bank for L/C

Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned, together with any remaining interest, to the Borrower within two Business Days after all Events of Default have been cured or waived.

                                   ARTICLE III

                         Representations and warranties

     The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents, the Merger Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of the Merger Agreement, each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions") and the Acquisition (a) have been duly authorized by all requisite corporate and, if required, stockholder action (other than any action by the stockholders of the Company to approve the Merger) and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created under the Security Documents), other than (in the case of clauses (b)(i)(C) and (ii) above) for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application affecting creditors' rights.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or the Acquisition, except for (a) the filing of Uniform Commercial Code financing statements, (b) recordation of the Mortgages, (c) the items described in Section 3.22, (d) securing documentation from the New Jersey Department of Environmental Protection to the effect that the requirements of the New Jersey Industrial Site Recovery Act have been complied with and that the Acquisition may proceed and
(e) such as have been made or obtained and are in full force and effect.

     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, shareholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1994, audited by and accompanied by the opinion of BDO Seidman, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 1, 1995, certified by a Financial Officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject (in the case of the statements referred to in clause
(ii) above) to normal, year-end recurring adjustments.

     (b) The Borrower has heretofore furnished to the Lenders its unaudited pro forma consolidated balance sheet as of July 1, 1995, and pro forma consolidated income statement for the two fiscal quarters ended July 1, 1995, prepared giving effect to the Transactions and the Acquisition as if they had occurred on July 1, 1995, and December 31, 1994, respectively. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Tender Offer Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and the Acquisition and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and the Subsidiaries as of July 1, 1995, and estimated consolidated results of operations of the Borrower and the Subsidiaries for the two fiscal quarters ended July 1, 1995, assuming that the Transactions and the Acquisition had actually occurred at July 1, 1995, and December 31, 1994, respectively.

     (c) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and statements of operations, stockholders' equity and cash flows of the

Company (i) as of and for the fiscal year ended December 31, 1994, audited by and accompanied by the opinion of Coopers & Lybrand LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1995. The Borrower has no knowledge that these financial statements have not been prepared in accordance with GAAP applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) or do not present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the consolidated results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments.

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1994.

     SECTION 3.07. Title to Properties; Possession under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property). All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02, and no material portion of any Mortgaged Property is subject to any lease, license, sublease or other agreement granting to any person any right to use, occupy or enjoy such portion.

     (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     (c) Neither the Borrower nor any Subsidiary has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

     (d) Neither the Borrower nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Tender Offer Date a list of the Subsidiaries (other than the Company and its subsidiaries) and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens pursuant to the Security Documents).

     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as disclosed in the Tender Offer Materials or the Company's Schedule 14D-9 with respect to the Tender Offer, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting any Transaction Party or any business, property or rights of any such person (i) that involve any Loan Document, the Transactions or the Acquisition or (ii) as to which there is a likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) None of the Borrower and the Subsidiaries or any of their respective material properties or assets (including the Mortgaged Properties) is in violation of, nor will the continued operation of such material properties and assets as currently conducted violate, any law, rule or regulation (including any Health Care Law, any Environmental Law, any zoning or building ordinance, code or approval or any building permit) or any restriction of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, other than, in each case, such violations and defaults that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Certificates of occupancy and material permits (or other documents expressly provided for under applicable law in lieu thereof) are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

     SECTION 3.10. Agreements. (a) Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, the General Shareholders Agreement dated September 30, 1994, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, other than such defaults that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including, to one extent applicable, Regulation G, U or X. Margin Stocks do not constitute 25% or more of the assets of the Borrower and the Subsidiaries, taken as a whole.

     (c) No Indebtedness of the Borrower or any Subsidiary (other than the Obligations) is "directly or indirectly secured" (within the meaning of Regulation U and Regulation G) by any Margin Stock.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940,
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of

1935 or (c) otherwise subject to any law, rule or regulation that limits its ability to incur Indebtedness.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books (in accordance with GAAP accounting requirements) adequate reserves.

     SECTION 3.15. No Material Misstatements. (a) the Confidential Information Memorandum or (b) information, report, financial statement, schedule authored by, and furnished by or on behalf of, the Borrower in writing to the Administrative Agent in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made misleading; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that (x) it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule and (y) with respect to the projections contained in the Confidential Information Memorandum, as of the date of this Agreement and as of the Closing Date, the Borrower believes the assumptions underlying such projections are reasonable.

     SECTION 3.16. Employee Benefit Plans. Each of the Borrower and the ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such failures to comply that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA

Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, none of the Plans is a "defined benefit plan" as defined in Section 3(35) of ERISA or Section 414(j) of the Code. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $15,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $15,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.17. Environmental Matters. (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that constitute a violation of, or could give rise to under, any Environmental Law, other than such violations and liabilities that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all Environmental Permits have been obtained and are in effect, other than such items that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) There have not been any Releases or threatened Releases at, from, under or, to the knowledge of the Borrower, proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (d) Neither the Borrower nor any Subsidiary has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, or to the knowledge of the Borrower by operation of law or otherwise, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have any knowledge that any such notice is likely to be received or is being threatened.

     (e) Hazardous-Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any Property in a manner that could reasonably be expected to give rise to any material liability under any Environmental Law, nor has the Borrower or Subsidiary retained or assumed any liability, contractually, or to the knowledge of the Borrower by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or the Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums due have been paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. Solvency. (a) The fair salable value of the assets of the Borrower and each Subsidiary exceeds and shall, immediately following each of the Tender Offer Date and the Merger Date and the consummation of the related financings, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower or such Subsidiary as they mature.

     (b) The assets of the Borrower and each Subsidiary do not, and upon consummation of the Acquisition will not, constitute unreasonably small capital for the Borrower or such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Borrower or such Subsidiary, taking into account the particular capital requirements of the business conducted by the Borrower and each Subsidiary, and the projected capital requirements and capital availability thereof.

     (c) The Borrower and each Subsidiary do not intend to and shall not incur debts beyond their respective ability to pay such debts as they mature taking into account the timing and amounts of cash to be received by the Borrower and such Subsidiary and of amounts to be payable on or in respect of obligations of the Borrower and such Subsidiary. The cash flow of the Borrower and each Subsidiary, after taking into account all anticipated uses of the cash of the Borrower and each Subsidiary, will at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower or such Subsidiary when such amounts are required to be paid.

     (d) The representations made in this Section 3.19 with respect to any Subsidiary that is a Guarantor are made after taking into consideration and giving effect to the Indemnity, Contribution and Subrogation Agreement.

     SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the date of this Agreement all real property owned by the Borrower and the Subsidiaries and the addresses thereof and, to the knowledge of the Borrower, all real property owned by the Company and its subsidiaries as of the date of this Agreement and the addresses thereof. The Borrower and the Subsidiaries own in all the real property set forth on
Schedule 3.20(a) as owned by the Borrower or any Subsidiary and, to the knowledge of the Borrower, the Company and its subsidiaries own in fee all the real property set forth on Schedule 3.20(a) as owned by the Company or any of its subsidiaries.

     (b) Schedule 3.20(b) lists completely and correctly as of the date of this Agreement all material real property leased by the Borrower and the Subsidiaries and the addresses thereof and, to the knowledge of the Borrower, all real property leased by the Company and its subsidiaries as of the date of this Agreement and the addresses thereof. The Borrower and the Subsidiaries, as the case may be, have valid leasehold interests in all the material real property set forth on Schedule 3.20(b) as leased by the Borrower or any Subsidiary and, to the knowledge of the Borrower, the Company and its subsidiaries, as the case may be, have valid leasehold interests in all the real property set forth on Schedule 3.20(b) as leased by the Company or any of its subsidiaries.

     SECTION 3.21. Labor Matters. As of the date of this Agreement and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Acquisition will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

     SECTION 3.22. Tender Offer; Merger. (a) All consents and approvals of, filings and registrations with and other actions in respect of all Governmental Authorities required in order to make or consummate the Tender Offer, to purchase Shares pursuant thereto and to consummate the Merger have been obtained, given, filed or taken and are in full force and effect, other than (i) the filing of the certificates of merger necessary to accomplish the Merger with, and their acceptance by, the Secretary of State of the State of Delaware and any necessary approval of the Merger by the stockholders of the Company, in each case pursuant to the General Corporation Law of the State of Delaware, (ii) filings and other actions required pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder in connection with the Merger and any necessary approval thereof by the stockholders of the Company and (iii) filings and other actions required pursuant to state securities or blue sky laws in connection with the Merger.

     (b) The Tender Offer Materials and all amendments or supplements thereto disseminated to the public on or prior to the Tender Offer Date at the time of their dissemination to the public did not and will not on the Tender Offer Date, and the Tender Offer Materials and all amendments or supplements thereto that were or will be disseminated to the public after the Tender Offer Date did not or will not at the time of their dissemination to the public, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Copies of the Tender Offer Materials and all amendments or supplements thereto will be delivered to the Administrative Agent not later than the time they are made available to the public or filed with the Securities and Exchange Commission.

     (c) The Merger Agreement has been duly authorized, executed and delivered by each of the Borrower, Acquisition Co. and the Company and constitutes a legal, valid and binding obligation of each such corporation, enforceable in accordance with its terms. A true, correct and complete copy of the Merger Agreement has been furnished to the Administrative Agent.

     (d) As of the date of this Agreement and as of the Closing Date, (i) each of the representations and warranties made by the Borrower and Acquisition Co. in the Merger Agreement is true and correct in all material respects and (ii) the Borrower does not have any knowledge of any circumstances or conditions that would render the representations and warranties of the Company in the Merger Agreement untrue or incorrect in any material respect.

     (e) Prior to the Tender Offer Date, none of the Transaction Parties purchased or otherwise acquired any Shares for a price per Share in excess of the price specified in Section 1.1 (a) of the Merger Agreement, other than Shares acquired by the Company not in violation of the Merger Agreement.

     SECTION 3.23. Capitalization of the Borrower. As of the date of this Agreement, the authorized capital stock of the Borrower consists of 529,295 shares of common stock, par value $0.01 per share, of which 273,742 shares are issued and outstanding. All such outstanding shares of Stock are fully paid and nonassessable.

                                   ARTICLE IV

                              Conditions of Lending

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue, renew or extend Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing and each issuance, renewal or extension of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received any notice of such Borrowing required by Section 2.03 or, in the case of the issuance, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.22(b).

     (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Loan Parties, taken as a whole, shall be in compliance in all material respects with all the terms and provisions set forth in this Agreement and in the other Loan Documents, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     (d) The Lenders shall be satisfied, in the exercise of good faith, that, so long as the Shares constitute Margin Stock, 50% of the loan value (determined in accordance with Regulation U) of the Shares held by the Borrower or Acquisition Co., together with the good faith loan value (determined in accordance with Regulation U) of all the other Collateral, shall exceed the outstanding principal amount of the Loans and the L/C Exposure (taking into account the Loans to be made and Letters of Credit to be issued on the date of such Credit Event).

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) above.

     SECTION 4.02. First Credit Event. On the Closing Date

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit I-1 and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit I-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents, the Transactions and the Acquisition as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certificates of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
     (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(b) and 4.04(c).

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Pledge Agreement shall have been duly executed by the Borrower and each Subsidiary (other than the Company and its subsidiaries) and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Subsidiaries held by the Borrower or any such Subsidiary shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties, and certificates representing such shares, accompanied by instruments of transfer and undated stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent or, in the case of Book-Entry Shares, transferred into an account of the Collateral Agent maintained with the applicable Book-Entry Transfer Facility; provided, however, that (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the capital stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any Foreign Subsidiary.

          (g) (i) The Security Agreement shall have been duly executed by the Borrower and each Subsidiary (other than the Company and its subsidiaries) and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02 and in existence on the Closing Date) described in such agreement shall have been delivered to the Collateral Agent; provided, however, that the Foreign Subsidiaries and the Puerto Rico Subsidiary shall not be required to execute the Security Agreement and (ii) the Chattel Mortgages shall have been duly executed by the Puerto Rico Subsidiary and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02 and in existence on the Closing Date) described in such agreement shall have been delivered to the Collateral Agent.

          (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to paragraph (g) above, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

          (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

          (j) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02 and in existence on the Closing Date) shall have been received by the Collateral Agent) and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02 and in existence on the Closing Date, together with such surveys and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

          (k) The Guarantee Agreement shall have been duly executed by each Subsidiary (other than the Company and its subsidiaries), shall have been delivered to the Collateral Agent and shall be in full force and effect; provided, however, that no Foreign Subsidiary shall be required to execute the Guarantee Agreement.

          (l) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by each Loan Party, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (m) The Administrative Agent shall have received a copy of, or a broker's or insurance company certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents.

          (n) The Shares to be purchased with the proceeds of the Loans to be made on the Closing Date shall have been validly tendered to Acquisition Co. in accordance with the Tender Offer Materials, and not withdrawn, and shall be available for purchase pursuant to the Tender Offer.

          (o) All conditions to the purchase of Shares in the Tender Offer shall have been satisfied without giving effect to any waiver or amendment thereof not approved by the Required Lenders, and Acquisition Co. shall have accepted for payment pursuant to the Tender Offer a majority of the Shares (on a fully diluted basis) (excluding any Shares tendered through "guaranteed delivery" procedures and not yet delivered to Acquisition Co. or its agents); provided, however, that the approval of the Required Lenders shall not be required for any extension of the Tender Offer.

          (p) There shall not be any action, suit or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting any Transaction Party or any business, property or rights of such person and relating to the Transactions or the Acquisition (i) that could reasonably be expected to result in a Material Adverse Effect or (ii) that is reasonably likely to restrain, prevent or impose materially burdensome conditions on any Transaction or the Acquisition.

          (q) To the extent applicable, the Borrower shall have delivered to each Lender a statement on Form U-1 or Form G-3 complying with the requirements of Regulation U or Regulation G, as applicable.

          (r) No change, and no development or event involving a prospective change, in respect of the assets, capitalization, corporate structure, securities, condition (financial or otherwise), prospects or results of operations of the Borrower or the Company shall have occurred that is deemed by the Lenders, in their good faith judgment, to involve a reasonable likelihood of a Material Adverse Effect.

          (s) The Administrative Agent shall have received a customary collateral review, reasonably satisfactory in form and substance to the Administrative Agent.

          (t) The Administrative Agent shall have received (i) the financial statements referred to in Section 3.05(b) and (ii) consolidated income statement projections, consolidated cash flow projections, consolidated balance sheet projections and related assumptions for the Borrower for each year until the Post-Merger Facilities Maturity Date, after giving effect to the Transactions and the Acquisition.

          (u) The Administrative Agent shall have received for each Mortgaged Property a copy of the original permanent or temporary certificate of occupancy, if any, issued upon completion of such Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority.

          (v) The Administrative Agent shall have received (i) an environmental assessment report in form, scope and substance reasonably satisfactory to the Lenders, from Dames & Moore, as to any material environmental hazards, liabilities or Remedial Action to which the Borrower or any of the Subsidiaries may be subject and the Lenders shall be reasonably satisfied with the nature and cost of any such hazards, liabilities or Remedial Action and with the Borrower's plans with respect thereto and (ii) written evidence of compliance with the New Jersey Industrial Site Recovery Act pursuant to paragraph (I) of Annex A to the Merger Agreement.

          (w) The Lenders shall have received a solvency letter from Valuation Research Corporation satisfactory to the Lenders confirming the solvency of the Borrower after giving effect to the Acquisition.

          (x) The Administrative Agent shall have received evidence reasonably satisfactory to it of the termination or cancellation of, and payment in full of all amounts outstanding under or in respect of, (i) the Credit Agreement dated as of November 25, 1992, among the Borrower, the Banks named therein and Citibank, N.A., as agent, (ii) the Standby Letter of Credit Agreement dated October, 1992, between the Borrower and Mellon Bank, N.A., (iii) the $10,000,000 promissory note dated November 22, 1994, from the Borrower to Midlantic National Bank and (iv) the Financing Agreement dated March 9, 1992, between Danbury Pharmacal Puerto Rico, Inc. (formerly known as Danbury Pharmacal Caribe, Inc.), and Banco Popular de Puerto Rico.

     SECTION 4.03. Additional Conditions Precedent. On the date of the initial Term Facility Borrowing or Post-Merger Revolving Facility Borrowing:

          (a) The Merger shall have been, or simultaneously therewith shall be, consummated in accordance with applicable law and the terms of the Merger Agreement (and without giving effect to any waiver or amendment not approved by the Required Lenders).

          (b) The Company and each of its subsidiaries shall have become parties to the Guarantee Agreement, the Security Agreement, the Pledge Agreement and the Indemnity, Subrogation and Contribution Agreement and the conditions set forth in paragraphs (f), (g), (h), (i), (j), (k), (1) and
     (m) of Section 4.02 (but without giving effect to the first parenthetical in each paragraph) shall, insofar as they relate to the Company and its subsidiaries, have been satisfied on and as of such date as if all references therein to the Closing Date were references to such date. The Administrative Agent shall have received, with respect to the Company and each of its subsidiaries, the certificates contemplated by Section 4.02(c) and an opinion of counsel to the Company substantially in the form of Exhibit J.

                                    ARTICLE V

                              Affirmative Covenants

     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each Subsidiary to:

     SECTION 5.01. Existence. Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary, in the Borrower's reasonable judgment, in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

     (b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as may be required by applicable law and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

     (c) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance, including the "broad form CGL endorsement" and coverage against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent. Cause all policies insuring against damage to the Mortgaged Property to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall give the Administrative Agent or the Collateral Agent at least 30 days' prior notice of termination of such policies.

     (d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

          (i) none of the Administrative Agent, the Lenders, the Issuing Bank, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees; provided, however, that the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive (and to cause each Subsidiary to waive) its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees; and

          (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

     SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and pay or perform its other material obligations in accordance with their terms and pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity, amount or entitlement thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend enforcement of any related Lien and, in the case of a Mortgaged Property, there is no material risk of forfeiture of such property.

     SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent:

          (a) within 100 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by BDO Seidman LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm (in the case of delivery under clause (a) above) or Financial Officer (in the case of delivery under clause (b) above) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that, to the knowledge of the signer, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and attaching calculations showing compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 and the Interest Expense Coverage Ratio as of the end of such fiscal period;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

          (e) as soon as available, and in any event no later than 100 days after the end of each fiscal year, commencing with the fiscal year ending December 30, 1995, forecasted financial projections for the Borrower through the end of the then-current fiscal year (including a description of the underlying assumptions and management's discussion of historical results), all certified by a Financial Officer of the Borrower to be a good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year; and

          (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any effect or impairment known to the Borrower that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06. Employee Benefits. (a) Comply in all respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 20 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows, any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law are made of all material dealings and transactions in relation to its business. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary upon prior notice to a Financial Officer of the Borrower, at mutually agreed times during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records (such visits and inspections to be coordinated, to the extent possible, through the Administrative Agent). Permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof (all in a manner reasonably calculated not to materially disrupt the normal business operations and activities of the Borrower and the Subsidiaries) and independent accountants therefor.

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action required by Environmental Laws in connection with such Properties.

     SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower shall cause any subsequently acquired or organized Subsidiary to became a party to the Guarantee Agreement and the Indemnity Subrogation and Contribution Agreement and each applicable Security Document; provided, however, that no Foreign Subsidiary shall be required to become a party to the Guarantee Agreement or to any Security Document. In addition, from time to time, the Borrower shall, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Domestic Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens shall be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.11. The Borrower shall provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

     SECTION 5.12. Rate Protection Agreements. In the case of the Borrower, within 100 days following the Merger Date, enter into (and thereafter maintain in effect) Rate Protection Agreements providing for interest rate protection on customary terms, for a period of at least two years following the Merger Date, with respect to at least 50% of the sum of the aggregate principal amount of the then-outstanding Term Loans.

     SECTION 5.13. Merger. (a) Use best efforts, consistent with applicable law, to effect the Merger as promptly as practicable after the consummation of the Tender Offer.

     (b) If the Borrower or Acquisition Co. shall own at least 90% of the Shares following the consummation of the Tender Offer, effect the Merger without a meeting of stockholders of the Company within seven days.

     SECTION 5.14. Board of Directors of the Company. In the case of the Borrower, exercise its rights with respect to the Company's Board of Directors under Section 1.4 of the Merger Agreement as soon as practicable following the consummation of the Tender Offer.

                                   ARTICLE VI

                               Negative Covenants

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any Subsidiary to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date of this Agreement and set forth in Schedule 6.01;

          (b) Indebtedness created hereunder or under any other Loan Document;

          (c) in the case of any Subsidiary, Indebtedness owed to the Borrower or any wholly owned Subsidiary that is a Guarantor, which Indebtedness is evidenced by a note or notes pledged to the Collateral Agent under the Pledge Agreement;

          (d) prior to the Merger Date, Indebtedness of any subsidiary of the Company owed to the Company;

          (e) in the case of the Borrower, Indebtedness under Rate Protection Agreements entered into in the ordinary course of business on terms and with counterparties reasonably satisfactory to the Administrative Agent (and any Lender is hereby deemed to be satisfactory);

          (f) Indebtedness of the Company and its subsidiaries incurred after the date of this Agreement and prior to the Tender Offer Date and not incurred in violation of the Merger Agreement;

          (g) Subordinated Debt issued after the Merger Date;

          (h) accounts payable, rent obligations (other than Capital Lease Obligations) and operating expenses incurred in the ordinary course of business;

          (i) in the case of the Borrower, reimbursement obligations in favor of any Lender in respect of letters of credit issued by such Lender after the date of this Agreement and prior to the Merger Date and not in excess of $2,000,000, in the aggregate for all Lenders, at any time outstanding;

          (j) purchase money Indebtedness incurred in the ordinary course of business after the date of this Agreement (including financings through industrial revenue and similar bonds) to finance Capital Expenditures permitted under Section 6.13; provided, however, that such Indebtedness is incurred within 90 days after the making of the Capital Expenditure so financed;

          (k) in the case of the Borrower, Indebtedness issued as consideration for the repurchase of stock or options, as permitted by Section 6.06
     (a)(ii), not in excess of $5,000,000 aggregate principal amount outstanding at any time;

          (l) Indebtedness consisting of Guarantees of Indebtedness permitted under clause (h) above; and

          (m) other Indebtedness of the Borrower not in excess of $10,000,000 aggregate principal amount at any time outstanding, of which up to $3,500,000 may be in the form of Capital Lease Obligations and the balance shall be unsecured.

     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) any Lien on property or assets of the Borrower and the Subsidiaries existing on the date of this Agreement and set forth in
     Schedule 6.02; provided, however, that such Lien shall secure only those obligations that it secures on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use and occupancy of any Mortgaged Property,
     (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

          (d) any Lien incurred by the Company or any of its subsidiaries after the date of this Agreement and prior to the Tender Offer Date and not incurred in violation of the Merger Agreement; provided, however, that such

     Lien shall be discharged or released on or prior to the Merger Date;

          (e) any Lien for taxes, assessments or government charges not yet due or that are being contested in compliance with Section 5.03;

          (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.03;

          (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct or the business of the Borrower or any Subsidiary;

          (j) unpaid vendors' Liens, rights of reclamation or other like Liens of sellers of inventory arising in the ordinary course of business and securing obligations not past due;

          (k) any purchase money security interest in fixed assets; provided, however, that (i) such security interest only secures Indebtedness permitted under Section 6.01(j), (ii) such security interest is created and perfected substantially simultaneously with the incurrence of such Indebtedness, (iii) such security interest applies only to fixed assets the purchase of which is financed with such Indebtedness and (iv) the Indebtedness secured thereby is not less than 75% nor more than 85% of the fair market value of the fixed assets subject to such security interest (measured at the date of incurrence of such security interest); and

          (l) any Lien represented by the interest of a lessor in property the subject of a Capital Lease Obligation of the Borrower permitted by Section 6.01(m); and

          (m) any Lien in favor of Bayer AG or any of its subsidiaries in respect of securities of a Permitted Foreign Company (other than a Permitted Foreign Company described in clause (c) of the definition thereof).

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any Sale and Lease-Back Transaction.

     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) investments by the Borrower existing on or subscribed to prior to the date of this Agreement in the capital stock of the Subsidiaries;

          (b) investments in the Shares;

          (c) investments by the Company existing on the Tender Offer Date in the capital stock of its subsidiaries; provided, however, that none of such investments shall have been made in violation of the Merger Agreement;

          (d) loans and advances to officers or employees of the Borrower or any Subsidiary in the ordinary course of business not in excess of $1,500,000 at any time outstanding;

          (e) investments in, or loans and advances to, wholly owned Subsidiaries that are Guarantors or, in the case of an investment, that shall become wholly owned Subsidiaries that are Guarantors following such investment;

          (f) Guarantees entered into in the ordinary course of business of Indebtedness of wholly owned Subsidiaries that are Guarantors;

          (g) Permitted Investments;

          (h) investments existing on or subscribed to prior to the date of this Agreement and set forth on Schedule 6.04;

          (i) in the case of the Borrower and the Subsidiaries other than Permitted Foreign Companies, investments in, and loans or advances to, Permitted Foreign Companies in a net aggregate amount not to exceed $10,000,000 in any fiscal year plus, commencing with fiscal year 1997, 50% of the excess, if any, of (A) $10,000,000 over (B) the aggregate amount of such investments, loans and advances made during the preceding fiscal year;

          (j) in the case of the Borrower and the Subsidiaries other than Permitted Foreign Companies, Guarantees of Indebtedness of Permitted Foreign Companies; provided, however, that any payment on such a Guarantee shall not be permitted under this clause (j) (but may be permitted under clause (i) above or clause (l) below);

          (k) in the case of Permitted Foreign Companies, any investment in, or loan or advance to, or Guarantee of Indebtedness of, any Permitted Foreign Company; and

          (l) other or additional investments, loans and advances in a net aggregate amount not to exceed $10,000,000 at any time prior to the last day of fiscal year 1997 and $15,000,000 thereafter.

     SECTION 6.05. Mergers, Consolidations and Sales of Assets. Other than the Tender Offer and the Merger, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell inventory in the ordinary course of business, (b) if at the time thereof and immediately after giving effect thereto no

Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) any wholly owned Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and (c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, any Subsidiary may dissolve or liquidate through a transfer of its assets to its shareholders.

     SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries To Pay Dividends. (a) Other than the payment for Shares in the Merger (including Shares with respect to which appraisal rights shall be exercised) and payments required by the Merger Agreement in respect of options covering Shares, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or any wholly owned Subsidiary that is a Guarantor, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the Borrower may repurchase stock or options from former directors, former officers and former employees (or their legal representatives) in the ordinary cause of business in accordance with any duly instituted stock option plan, (iii) the Borrower may perform its obligations under the agreements referred to in Section 6.07(d) and (iv) after December 30, 1995, the Borrower may declare and pay dividends with respect to its common stock if (A) at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing, (B) at the time thereof and after giving effect to any Indebtedness to be incurred in connection therewith, the Leverage Ratio shall not be greater than 2.5 to 1.0 and (C) after giving effect thereto, the aggregate amount of all such dividends since December 31, 1995, shall not exceed 25% of Net Income for the period from and including October 1,

1995, to and including the last day of the most recent complete fiscal quarter.

     (b) Other than the Merger Agreement and this Agreement, permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that the foregoing shall not apply to:

          (a) loans and advances permitted by Section 6.04(d);

          (b) the formation of any Permitted Foreign Company;

          (c) transactions between or among the Borrower and wholly owned Subsidiaries that are Guarantors;

          (d) transactions required by the General Shareholders Agreement dated September 30, 1994, and the Continuing Shareholders Agreement dated September 30, 1994, in each case as in effect on the date of this Agreement; and

          (e) the grant of stock options by the Borrower to its directors, officers and employees in the ordinary course of business and the exercise of such stock options; and

          (f) the consummation of the Merger.

     SECTION 6.08. Business of Borrower and Subsidiaries. (a) Own, manage or operate any business not principally engaged in a segment of the pharmaceutical or health-care industry or ancillary thereto.

          (b) Make any change materially adverse to the Lenders in the nature of its business as carried on at the date of this Agreement.

     SECTION 6.09. Operating Leases. Permit the aggregate rental expense for the Borrower and the Subsidiaries for any fiscal year, determined on a consolidated basis in accordance with GAAP, to exceed $8,000,000.

     SECTION 6.10. Amendments of Certain Agreements; Conduct of Acquisition. (a) Amend, waive, modify or terminate any provisions of its constitutive documents or any agreement if the effect of such amendment, waiver, modification or termination could reasonably be expected to have a Material Adverse Effect.

     (b) Amend, waive or modify any provision of the Merger Agreement in any material respect or, after the Closing Date, terminate the Merger Agreement; provided, however, that the approval of the Lenders shall not be required for any extension of the Tender Offer.

     (c) Pay more than $250,000,000 (net of any cash paid to the Company upon the exercise of outstanding options) to shareholders to acquire all the outstanding Shares (other than Shares with respect to which appraisal rights shall be exercised) and acquire, redeem or terminate all outstanding rights to acquire Shares.

     SECTION 6.11. Fiscal Year. Change the end of its fiscal year; provided, however, that approval from the Required Lenders for any such changes shall not be unreasonably withheld.

     SECTION 6.12. Payment on Other Indebtedness. Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer to commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness (other than the

Obligations), except for payments in the form of common stock of the Borrower.

     SECTION 6.13. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made (a) for the period from and including September 1, 1995, to and including December 30, 1995, to exceed $10,000,000 or (b) In any fiscal year, commencing with fiscal year 1996, to exceed $25,000,000 plus, commencing with fiscal year 1997, 50% of the excess, if any, of (i) $25,000,000 over (ii) actual Capital Expenditures for the preceding fiscal year.

     SECTION 6.14. Leverage Ratio. Permit the Leverage Ratio as of any date during any period specified below to be in excess of the ratio set forth below next to such period:

         Period                                         Ratio

From and including the last day
of fiscal 1995 to but
excluding the last day of
the second fiscal quarter
of 1996
                                                   5.00 to 1.00
From and including the last
day of the second fiscal
quarter of 1996 to but
excluding the last day of
the third fiscal quarter or
1996                                                4.75 to 1.00

From and including the last
day of the third fiscal
quarter of 1996 to but
excluding the last day of
fiscal 1996                                         4.50 to 1.00

From and including the last
day of fiscal 1996 to but
excluding the last day of
fiscal 1997                                         4.00 to 1.00

From and including the last
day of fiscal 1997 to but
excluding the last day of
fiscal 1998                                         3.50 to 1.00

Thereafter                                          3.00 to 1.00

     SECTION 6.15. Senior Debt Ratio. Permit the ratio of (i) Senior Debt as of any date during any period specified below to (ii) EBITDA for the most recent complete four fiscal quarter period ended on or prior to such date to be in excess of the ratio set forth below next to such period:

         Period                                         Ratio

From and including the last
day of fiscal 1995 to but
excluding the last day of
the second fiscal quarter
of 1996                                             5.00 to 1.00

From and including the last
day of the second fiscal
quarter of 1996 to but
excluding the last day of
the third fiscal quarter of
1996                                                4.75 to 1.00

From and including the last
day of the third fiscal
quarter of 1996 to but
excluding the last day
of fiscal 1996                                      4.50 to 1.00

From and including the last
day of fiscal 1996 to but
excluding the last day of
fiscal 1997                                         4.00 to 1.00

From and including the last
day of fiscal 1997 to but
excluding the last day of
fiscal 1998                                         3.00 to 1.00

Thereafter                                          2.50 to 1.00

     SECTION 6.16. Net Worth. Permit Net Worth as of any date during any period specified below to be less than the amount set forth below next to such period:

         Period                                         Amount

From and including the last
day of the third fiscal
quarter of 1995 to but
excluding the last day of
fiscal 1996                                         $145,000,000

From and including the last
day of fiscal 1996 to but
excluding the last day of
fiscal 1997                                         $170,000,000

From and including the last
day of fiscal 1997 to but
excluding the last day of
fiscal 1998                                         $225,000,000

From and including the last
day of fiscal 1998 to but
excluding the last day of
fiscal 1999                                         $275,000,000

Thereafter                                          $350,000,000


     SECTION 6.17. Working Capital. Permit the ratio of Current Assets to Current Liabilities as of the last day of any fiscal quarter to be less than
1.75 to 1.Q0.

     SECTION 6.18. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of any date to be less than 1.5 to 1.0.

                                   ARTICLE VII

                                Events of Default

     In case of the happening of any of the following events ("Events of Default"):

          (a) any material representation or warranty made or deemed made by any Loan Party in any Loan Document or in connection with the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument authored and furnished by any Loan Party to the Administrative Agent in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any Fee or any interest on any Loan or L/C Disbursement or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment Of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (net of amounts covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall me legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the ERISA Affiliates in an aggregate amount exceeding $5,000,000;

          (k) any security interest purported to be created by any Security Document shall be asserted by the Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent
     (i) that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement, the failure of the Collateral Agent to make filings in the jurisdictions indicated on the Perfection Certificate or the failure of the Collateral Agent to make any necessary continuation filing or (ii) that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

          (l) (i) the Pledge Agreement shall not, or shall cease to, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) or the Pledge Agreement shall not, or shall cease to, constitute a perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, (ii) the Security Agreement or the Chattel Mortgage shall not, or shall cease to, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) or the Mortgaged Property (as defined in the Chattel Mortgage), as applicable, or the Security Agreement or the Chattel Mortgage shall not, or shall cease to, constitute a perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral or Mortgaged Property, as applicable, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02, or (iii) the Mortgages shall not, or shall cease to, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, or the Mortgages shall not, or shall cease to, constitute a perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiaries in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02, except in each case to the extent (A) that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or mortgage notes pledged under any other Security Document, the failure of the Collateral Agent to make filings in the jurisdictions indicated on the Perfection Certificate (or instruct the Borrower to make such filings) or the failure of the Collateral Agent to make any necessary continuation filing (or instruct the Borrower to make such filings), (B) that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy, or (C) the aggregate fair market value of all Collateral with respect to which such loss applies is less than $1,000,000;

          (m) the Guarantee Agreement shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a legal, valid and binding obligation of (i) any Specified Guarantor or (ii) multiple Guarantors that, taken together, would constitute a Specified Guarantor; or

          (n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

     In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     Each Lender specifically acknowledges the provisions of Section 9.06(b), which provide that, under certain circumstances, payments otherwise due to a Defaulting Lender need not be made. Each Lender further acknowledges that one of the consequences of such provisions is that amounts received by the Administrative Agent for the account of the Lenders may not be distributed on a pro rata basis. The Administrative Agent shall be conclusively entitled to rely on any notice furnished pursuant to Section 9.06(b), and neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by them as contemplated or required by Section 9.06(b) or in reliance upon any such notice except to the extent of its gross negligence or willful misconduct in determining whether any notice under Section 9.06(b) on its face meets the requirements thereof. The exculpation provided in the immediately preceding sentence shall be available notwithstanding: (a) any dispute as to whether a Lender is a Defaulting Lender;
(b) any dispute as to whether a Default shall have occurred and be continuing;
(c) any dispute as to the amount of any Defaulted Advance; (d) any other dispute as to the validity of any set-off under Section 9.06(b); or (e) the belief of the Administrative Agent as to any of the foregoing matters.

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on and instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Parry of any or their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the prior approval of the Borrower (such approval not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers,privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any reasonable out-of-pocket expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided, however, that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. In the event any Agent is subsequently reimbursed by any Loan Party for any such expenses, liabilities, taxes, obligations, losses, damages, penalties, judgments, costs or disbursements, such Agent shall reimburse each Lender, pro rata, to the extent of any payment made by such Lender with respect thereto under this paragraph.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 100 Campus Drive, Florham Park, NJ 07932, Attention of the Chief Financial Officer, Telecopy No. (201) 593-5580), with a copy to the General Counsel (Telecopy No. (201) 593-5820);

          (b) if to the Administrative Agent, to Chemical Bank Agency Services, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Janet Belden (Telecopy No. (212) 622-0122), with a copy to Chemical Bank, at 270 Park Avenue, New York 10017, Attention of David Corcoran (Telecopy No. (212) 972-0009); and

          (c) if to a Lender, to it at its address (or telecopy number) set-forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the Invalidity or unenforceability of any term or provision of his Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative

Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (y) no assignment may be offered or made to any pharmaceutical company or to any Affiliate of a pharmaceutical company and (z) the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, with a copy thereof furnished to the Borrower, together (except in the case of any assignment to an Affiliate of the assigning Lender) with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire Upon acceptance and recording pursuant to paragraph (e) below, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any interest and Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and that neither it nor any of its Affiliates is engaged in the pharmaceutical or health-care industry; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee shall independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it shall perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of Net York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be
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effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if it were a Lender, but not in an amount greater than that of the Lender from which it acquired its participation (and any entitlement thereto of such participant shall reduce pro tanto the right of such Lender to claim the benefit of such provisions), (iv) a participation may not be offered or sold to any pharmaceutical company or to any Affiliate of a pharmaceutical company and (v) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

     (g) Notwithstanding Section 9.17, any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement (a copy of which shall be given to the
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Borrower) whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement or any note issued in connection herewith to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     (j) In the event that Standard & Poor's, Moody's Investors Service, Inc., and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below
BBB-, Baa3 and C (or BE, in the case of a Lender that is an insurance company
(or B. in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any
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                                                                             123


law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owned to it hereunder.

     SECTION 9.05. Expenses; Indemnity. (a) The Borrower shall pay all reasonable out-of-pocket expenses reasonably incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof) (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred during the continuance of a Default by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender; provided, however, that the Borrower shall not be required to pay for separate counsel for the Administrative Agent and the Collateral Agent.

     (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this
Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions
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                                                                             124


contemplated thereby (excluding, in the case of each Indemnitee other than Chemical Bank and its Affiliates, legal expenses incurred prior to the date of this Agreement), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or the Subsidiaries or
(v) in the case of the Administrative Agent, its Affiliates and each of their respective directors, officers, employees and agents, any claims by any Lender arising out of any exercise or attempted exercise by the Borrower of rights under Section 9.06(b); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (limited, in the case of clause (v) above, to gross negligence or wilful misconduct in determining whether any notice under Section 9.06(b) on its face meets the requirements thereof).

     (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. Rights of Setoff. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such
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                                                                             125


Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this paragraph (a) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     (b) If, at any time, (i) any Lender shall be a Defaulting Lender and shall owe a Defaulted Advance to the Borrower, (ii) no Default shall have occurred and be continuing and neither the Required Lenders (determined without regard for the proviso in the definition thereof) nor the Administrative Agent shall have asserted in writing to the Borrower that a Default shall have occurred and be continuing and (iii) the Borrower shall be required to make any payment hereunder or under any Loan Document to or for the account of such Defaulting Lender, then, unless the Borrower otherwise notifies the Administrative Agent, the Borrower shall, to the fullest extent permitted by law, set off and apply the amount of such payment against the Defaulted Advance. Prior to the due time for any payment with respect to which the Borrower intends to exercise its rights under this paragraph (b), the Borrower will deliver to the Administrative Agent a notice signed by a Responsible Officer stating (A) that the conditions set forth in clauses (i) and (ii) above are satisfied, (B) the amount of the Defaulted Advance and the applicable Defaulting Lender and (C) the amount to be set off.

     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR ROLES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees or L/C Participation Fees of any Lender or extend the time for payment thereof without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or 9.04(i), the provisions of this
Section 9.08 or the definition of the term "Required Lenders" without the prior written consent of each Lender, (iv) release all or a substantial part of the Collateral, or release any Specified Guarantor, without the prior written consent of Lenders having Loans, L/C Exposures and unused Revolving Credit and Term Loan Commitments at such time representing at least 80% of the sum of all Loans outstanding, L/C Exposures and unused Revolving Credit and Term Loan Commitments at such time, or (v) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.
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                                                                             127

     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result or the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG

OTHER THINGS, THE  MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction o
f any New York State court or
Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any
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                                                                             129


right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. Mortgaged Property Casualty and Condemnation. (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any other Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively "Insurance Proceeds"), unless the amount of the related Insurance Proceeds is less than $1,000,000 and an Event of Default shall not have occurred and be continuing. The Borrower shall notify the Collateral Agent and the Administrative Agent, in writing, promptly after the Borrower or any Subsidiary obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's good faith estimate of the amount of related damages. The Borrower shall, subject to the foregoing limitations, endorse and transfer or cause to be endorsed or transferred any Insurance Proceeds received by it or any other Loan Party to the Collateral Agent.

     (b) In the event of any Casualty of less than or equal to 50% of the useable square footage of the
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improvements of any Mortgaged Property, the Borrower shall, subject to the conditions contained in paragraph (f) below, restore such Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than 50% of the useable square footage of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to:

          (i) subject to the conditions contained in paragraph (f) below, restore such Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds in equipment or other assets used in the Borrower's principal lines of business within 20 months after the receipt thereof, provided that the Borrower, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties,

          (ii) replace such Mortgaged Property with property of utility comparable to that of the replaced Mortgaged Property and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in the Borrowers principal lines of business within 20 months after the receipt thereof, provided that the Borrower, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties, or

          (iii) apply the related Insurance Proceeds to (after reimbursement of the reasonable costs, if any, incurred by the Collateral Agent in connection with such Casualty) prepay Loans (in the order set forth in
     Section 2.13(d)).

Any Insurance Proceeds on account of damage to fixed assets, fixtures, plant or equipment that are not applied to restore or replace such Mortgaged Property or reinvested in the Borrower's principal lines of business as contemplated above shall be applied (after reimbursement of the reasonable costs, if any, incurred by the Collateral Agent in connection with such Casualty) to prepay Loans (in the order set forth in Section 2.13(d)).

     (c) If required to do so, the Borrower shall make the election contemplated by paragraph (b) above by notifying the Collateral Agent and the Administrative Agent promptly after the later to occur of (i) 10 Business Days after the Borrower and its insurance carrier reach a final determination of the amount of any Insurance Proceeds and (ii) 90 days after the occurrence of the Casualty. If the Borrower shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds to defray the entire expense of such restoration shall in no way relieve the Borrower of such obligation so to restore. In the event the Borrower shall be required to restore or shall notify the Collateral Agent and the Administrative Agent of its election to restore, the Borrower shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the event of a Casualty where the Borrower is required to make the election set forth in paragraph (b) above and the Borrower shall fail to notify the Collateral Agent and the Administrative Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Borrower shall apply such Insurance Proceeds (after reimbursement of all reasonable costs incurred by the Collateral Agent in connection with the applicable Casualty) to prepay Loans (in the order set forth in Section 2.13(d)). In addition, upon such prepayment, the Borrower shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

     (d) The Borrower shall notify the Collateral Agent and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, for application in accordance with paragraphs
(e) and (f) below, all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds"), unless the amount
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                                                                             132


of the related Condemnation Proceeds is less than $1,000,000 and an Event of Default shall not have occurred and be continuing. The Borrower shall execute or cause to be executed such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

     (e) In the event of any Condemnation of the Mortgaged Property or any part thereof, and subject to paragraph (f) below, the Borrower shall apply any Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total Condemnation or a Condemnation of substantially all a Mortgaged Property (a "substantially all" Condemnation), to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, shall apply the remainder of such Condemnation Proceeds (after reimbursement of the reasonable costs, if any, incurred by the Collateral Agent in connection with such Condemnation) to prepay Loans (in the order set forth in Section 2.13(d)).

     (f) Except as otherwise specifically provided in this Section 9.16, all Insurance Proceeds (other than Insurance Proceeds arising out of any Casualty but not on account of damage to fixed assets, fixtures, plant or equipment) and all Condemnation Proceeds (i) are to be applied to the restoration of the applicable Mortgaged Property (after reimbursement of the reasonable costs, if any, incurred by the Collateral Agent in connection with the applicable Casualty or Condemnation, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and
(ii) shall be applied to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (iii) shall be paid out from time to time to the Borrower as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

               (A) the Borrower must promptly commence the restoration process or the location, acquisition and replacement process in connection with the Mortgaged Property;

               (B) the Work shall be in the charge of an architect or engineer and before the Borrower commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from the Borrower (which plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (x) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of the Borrower relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents shall be correct in all respects and (y) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the effect of such Condemnation;

               (C) except as provided in clause (D) below, each request for payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by a Responsible Officer of the Borrower, stating (x) that all the Work completed has been done in substantial compliance with the plans and specifications and (y) that the sum requested is justly required to reimburse the Borrower for payments by the Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

               (D) each request for payment in connection with the acquisition of a replacement Mortgaged Property shall be made on 30 days' prior notice to the Collateral Agent and, in connection therewith, (x) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Borrower and a certificate of the Borrower stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (y) the Borrower shall (I) in addition to any other items required to be delivered under this Section 9.16), provide the Administrative Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Administrative Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties);

               (E) there shall be no Default or Event of Default that has occurred and is continuing (other than any Default or Event of Default arising out of such Casualty or Condemnation);

               (F) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

               (G) after commencing the Work, the Borrower shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

     (g) Notwithstanding any other provisions of this Section 9.16, if the Borrower shall have elected to replace a Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph (e) above, all Condemnation Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay Loans (in the order set forth in Section 2.13(d)) if (i) the Borrower notifies the Collateral Agent and the Administrative Agent that it does not intend to replace the related Mortgaged Property, (ii) a Responsible Officer of the Borrower shall not have notified the Administrative Agent and the Collateral Agent in writing that the Borrower has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) the Borrower shall have not have begun construction of the replacement structures within one year after the related Condemnation and the principal reason for such failure to begin construction is the failure of the Borrower to diligently pursue the replacement of the related Mortgaged Property.

     (h) Any amounts held by the Collateral Agent pursuant to this Section 9.16 shall be held as collateral for the payment and performance of the Obligations. Except as otherwise expressly specified in this Section 9.16, the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such amounts. At the option of the Collateral Agent, such amounts may be invested in Permitted Investments (in which event interest thereon shall be added to such amounts and be subject to this Section 9.16) or, if the Borrower so directs, used to prepay Revolving Credit Borrowings (in which event any reborrowing of such amounts shall be applied in accordance with this
Section 9.16). Except as provided in the preceding sentence, such amounts shall not bear interest. Nothing in this Section 9.16 shall prevent the Collateral Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement.

     (i) Any Insurance Proceeds not on account of damage to fixed assets, fixtures, plant or equipment need not be applied to restoration, repair or the prepayment of Loans and, if received by the Collateral Agent, shall promptly be paid over to the Borrower unless an Event of Default shall be continuing.

     SECTION 9.17. Confidentiality . The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, upon prior notice thereof (unless prohibited by the terms of such subpoena or process) to the

Borrower in a manner reasonably calculated to afford the Borrower an opportunity to seek a protective order or other injunctive relief, (d) in connection with any suit, action or proceeding relating to the enforcement or protection of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.17, "Information" stall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       SCHEIN PHARMACEUTICAL, INC.,

                                       by __________________________
                                          Name:
                                          Title:

Chemical Bank $350 M Loan

Amortization of Loan fees

Schedule of Fees
Syndication Fee                   5,250,000
Valuation Research (solvency)        35,566
Dames & Moore (environment)          28,000
PR filing fees (mort tax)            36,618
Cravath Fees (legal bank)           214,786
Proskauer Fees (legal co)           150,000
Title fees (Carmel & Phoenix)       256,120
                                  5,971,090



Repayment Date                                   250,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                  Sep-95                  0      250,000,000     100,000,000      350,000,000           29,166,667     0.01808318
               31-Dec-95                  0      250,000,000     100,000,000      350,000,000           87,500,000     0.05424955
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-96                  0      250,000,000     100,000,000      350,000,000           87,500,000     0.05424955
               30-Jun-96                  0      250,000,000     100,000,000      350,000,000           87,500,000     0.05424955
               30-Sep-96          5,000,000      245,000,000     100,000,000      345,000,000           86,250,000     0.05347455
               31-Dec-96          5,000,000      240,000,000     100,000,000      340,000,000           85,000,000     0.05269956
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-97          7,500,000      232,500,000     100,000,000      332,500,000           83,125,000     0.05153707
               30-Jun-97          7,500,000      225,000,000     100,000,000      325,000,000           81,250,000     0.05037458
               30-Sep-97          7,500,000      217,500,000     100,000,000      317,500,000           79,375,000     0.04921209
               31-Dec-97          7,500,000      210,000,000     100,000,000      310,000,000           77,500,000     0.0480496
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-98         10,000,000      200,000,000     100,000,000      300,000,000           75,000,000     0.04649961
               30-Jun-98         10,000,000      190,000,000     100,000,000      290,000,000           72,500,000     0.04494963
               30-Sep-98         10,000,000      180,000,000     100,000,000      280,000,000           70,000,000     0.04339964
               31-Dec-98         10,000,000      170,000,000     100,000,000      270,000,000           67,500,000     0.04184965
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-99         12,500,000      157,500,000     100,000,000      257,500,000           64,375,000     0.03991217
               30-Jun-99         12,500,000      145,000,000     100,000,000      245,000,000           61,250,000     0.03797468
               30-Sep-99         12,500,000      132,500,000     100,000,000      232,500,000           58,125,000     0.03603720
               31-Dec-99         12,500,000      120,000,000     100,000,000      220,000,000           55,000,000     0.03409972
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-00         15,000,000      105,000,000     100,000,000      205,000,000           51,250,000     0.03177474
               30-Jun-00         15,000,000       90,000,000     100,000,000      190,000,000           47,500,000     0.02944975
               30-Sep-00         15,000,000       75,000,000     100,000,000      175,000,000           43,750,000     0.02712477
               31-Dec-00         15,000,000       60,000,000     100,000,000      160,000,000           40,000,000     0.02479979
-----------------------------------------------------------------------------------------------------------------------------------
               31-Mar-01         15,000,000       45,000,000     100,000,000      145,000,000           36,250,000     0.02247481
               30-Jun-01         15,000,000       30,000,000     100,000,000      130,000,000           32,500,000     0.02014983
               30-Sep-01         15,000,000       15,000,000     100,000,000      115,000,000           28,750,000     0.01782485
               31-Dec-01         15,000,000                0     100,000,000      100,000,000           25,000,000     0.01549987
-----------------------------------------------------------------------------------------------------------------------------------
                                250,000,000                                                          1,612,916,667              1




                                Closing Exp         $100K           Ticking            Total                Year
                                Amortization        Agent             Fee           Amortization          Expense
                                                    Fees            Chemical            Fees
Repayment Date
----------------------------------------------------------------------------------------------------------------------
                  Sep-95        107,976.31        8,333.33         309,896.00         426,205.64
               31-Dec-95        323,928.92       25,000.00                            348,928.92          775,134.56
----------------------------------------------------------------------------------------------------------------------
               31-Mar-96        323,928.92       25,000.00                            348,928.92
               30-Jun-96        323,928.92       25,000.00                            348,928.92
               30-Sep-96        319,301.36       25,000.00                            344,301.36
               31-Dec-96        314,673.80       25,000.00                            339,673.80        1,381,833.00
----------------------------------------------------------------------------------------------------------------------
               31-Mar-97        307,732.47       25,000.00                            332,732.47
               30-Jun-97        300,791.14       25,000.00                            325,791.14
               30-Sep-97        293,849.80       25,000.00                            318,849.80
               31-Dec-97        286,908.47       25,000.00                            311,908.47        1,289,281.88
----------------------------------------------------------------------------------------------------------------------
               31-Mar-98        277,653.36       25,000.00                            302,653.36
               30-Jun-98        268,398.25       25,000.00                            293,398.25
               30-Sep-98        259,143.13       25,000.00                            284,143.13
               31-Dec-98        249,888.02       25,000.00                            274,888.02        1,155,082.76
----------------------------------------------------------------------------------------------------------------------
               31-Mar-99        238,319.13       25,000.00                            263,319.13
               30-Jun-99        226,750.24       25,000.00                            251,750.24
               30-Sep-99        215,181.35       25,000.00                            240,181.35
               31-Dec-99        203,612.46       25,000.00                            228,612.46          983,863.19
----------------------------------------------------------------------------------------------------------------------
               31-Mar-00        189,729.79       25,000.00                            214,729.79
               30-Jun-00        175,847.13       25,000.00                            200,847.13
               30-Sep-00        161,964.46       25,000.00                            186,964.46
               31-Dec-00        148,081.79       25,000.00                            173,081.79          775,623.17
----------------------------------------------------------------------------------------------------------------------
               31-Mar-01        134,199.12       25,000.00                            159,199.12
               30-Jun-01        120,316.45       25,000.00                            145,316.45
               30-Sep-01        106,433.79       25,000.00                            131,433.79
               31-Dec-01         92,551.12       25,000.00                            117,551.12          553,500.48
----------------------------------------------------------------------------------------------------------------------
                              5,971,089.70                                          6,914,319.03        6,914,319.03

                           SCHEIN PHARMACEUTICAL, INC.
                         CHEMICAL BANK CREDIT AGREEMENT
                            LIST OF CLOSING DOCUMENTS

SCHEDULE 1.01
CERTAIN PERMITTED HOLDERS

SCHEDULE 3.08
SUBSIDIARIES AND PERCENTAGE OWNED THEREIN

SCHEDULE 3.18
INSURANCE

SCHEDULE 3.20 (A)
LIST OF OWNED LOCATIONS

SCHEDULE 3.20 (B)
LIST OF MATERIAL LEASED LOCATIONS

SCHEDULE 4.02(A)
LIST OF LOCAL COUNSEL

SCHEDULE 6.01
EXISTING INDEBTEDNESS

SCHEDULE 6.02
EXISTING LIENS

SCHEDULE 6.04
EXISTING INVESTMENTS

EXHIBIT D
GUARANTEE AGREEMENT
SCHEDULE I - NAME AND ADDRESS OF EACH GUARANTOR

EXHIBIT G
SCHEDULE I - SHARES OF CAPITAL STOCK PLEDGED

EXHIBIT G
SCHEDULE II - NAME AND ADDRESS OF EACH PLEDGOR

EXHIBIT G
ANNEX I - PERFECTION CERTIFICATE

EXHIBIT H
SCHEDULE I - COPYRIGHTS
SCHEDULE II - LICENSES
SCHEDULE III - PATENTS
SCHEDULE IV - TRADEMARKS

BY LAWS - SCHEIN PHARMACEUTICAL, INC.

BY LAWS - SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.

BY LAWS - SCHEIN PHARMACEUTICAL PA, INC.

BY LAWS - SCHEIN PHARMACEUTICAL SERVICE COMPANY

BY LAWS - SM ACQUIRING CO., INC.

BY LAWS - STERIS LABORATORIES,  INC.

BY LAWS - DANBURY PHARMACAL, INC.

BY LAWS - DANBURY PHARMACAL PUERTO RICO, INC.


RESOLUTIONS - SCHEIN PHARMACEUTICAL, INC.

RESOLUTIONS - SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.

RESOLUTIONS - SCHEIN PHARMACEUTICAL PA, INC.

RESOLUTIONS - SCHEIN PHARMACEUTICAL SERVICE COMPANY

RESOLUTIONS - SM ACQUIRING CO., INC.

RESOLUTIONS - STERIS LABORATORIES, INC.

RESOLUTIONS - DANBURY PHARMACAL, INC.

RESOLUTIONS - DANBURY PHARMACAL PUERTO RICO, INC.

CTF INCORP. - SCHEIN PHARMACEUTICAL, INC.

CTF INCORP. - SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.

CTF INCORP. - SCHEIN PHARMACEUTICAL PA, INC.

CTF INCORP. - SCHEIN PHARMACEUTICAL SERVICE COMPANY

CTF INCORP. - SM ACQUIRING CO., INC.

CTF INCORP. - STERIS LABORATORIES, INC.

CTF INCORP. - DANBURY PHARMACAL, INC.

CTF INCORP. - DANBURY PHARMACAL PUERTO RICO, INC.

SECRETARY'S CTF. - SCHEIN PHARMACEUTICAL, INC.

SECRETARY'S CTF. - SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.

SECRETARY'S CTF. - SCHEIN PHARMACEUTICAL PA, INC.

SECRETARY'S CTF. - SCHEIN PHARMACEUTICAL SERVICE COMPANY

SECRETARY'S CTF. - SM ACQUIRING CO., INC.

SECRETARY'S CTF. - STERIS LABORATORIES, INC.

SECRETARY'S CTF. - DANBURY PHARMACAL, INC.

SECRETARY'S CTF. - DANBURY PHARMACAL PUERTO RICO, INC.


FINANCIAL OFFICER'S CERTIFICATE - SCHEIN PHARMACEUTICAL, INC.

CERTIFICATE OF OCCUPANCY FOR EACH MORTGAGED PROPERTY

INSURANCE BROKER'S CERTIFICATES

EVIDENCE OF CANCELLATION - CITIBANK

EVIDENCE OF CANCELLATION - MELLON BANK

EVIDENCE OF CANCELLATION - MIDLANTIC

EVIDENCE OF CANCELLATION - BANCO POPULAR

SOLVENCY LETTER

UCC FINANCING STATEMENTS

FORMS U-1

****** -COMM. JOURNAL- ********* DATE MAR-18-1996 ********** TIME 17:49 *** P.01


MODE = MEMORY TRANSMISSION       START=MAR-18 17:46          END=MAR-18 17:49

NO.  COM  ABBR/NTWK      STATION NAME/  PAGES     PRG.NO.   PROGRAM NAME
                         TELEPHONE NO.

001   OK     [07]        PROSKAUR       010/010

                                                       -SCHEIN PHARMACEUTICALS -


******************************** -201-593-5598  - ***** -            - *********


                                                                           10


                                             FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA,

                                               by
                                                  ______________________________
                                                  Name:
                                                  Title:


                                             THE NIPPON CREDIT BANK, LTD.,

                                               by
                                                  ______________________________
                                                  Name:
                                                  Title:


                                             UNITED JERSEY BANK,

                                               by
                                                  ______________________________
                                                  Name:
                                                  Title:


                                             THE YASUDA TRUST AND BANKING CO.,
                                             LIMITED, NEW YORK BRANCH

                                               by
                                                  ______________________________
                                                  Name:
                                                  Title:

* Page redacted pursuant to confidential treatment request.

****** -COMM. JOURNAL- ********* DATE MAR-18-1996 ********** TIME 12:32 *** P.01


MODE = MEMORY TRANSMISSION       START=MAR-18 12:29          END=MAR-18 12:32
FILE NO = 190

NO.  COM  ABBR/NTWK      STATION NAME/  PAGES     PRG.NO.   PROGRAM NAME
                         TELEPHONE NO.

001   OK     [08]        BDO SIEDMAN    011/011

                                                       -SCHEIN PHARMACEUTICALS -


******************************** -201-593-5598  - ***** -            - *********



                            CRAVATH, SWAINE & MOORE
                       Worldwide Plaza, 825 Eighth Avenue
                               New York, NY 10019
                            Telephone: (212) 474-1190
                                  Fax: (212) 474-3700


                                                            Date: March 18, 1996
================================================================================
     Name/Firm                               Fax No.             Phone No.
--------------------------------------------------------------------------------
To: Mr. James Meer                           (201) 593-5598      (201) 593-5911






--------------------------------------------------------------------------------
From: S. Soundararajan                       (212) 474-3700      (212) 474-1942

================================================================================


TOTAL NUMBER OF PAGES, INCLUDING THIS COVER SHEET: 11
IF YOU DO NOT RECEIVE ALL THE PAGES, PLEASE CALL (212) 474-1190


================================================================================
Message: Attached is the execution copy of the Amendment circulated last week. Please call if you have any questions.





================================================================================

THIS MESSAGE IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY TO WHICH IT IS ADDRESSED AND MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution, or COpying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone at (212)474-1190 and return the original message to us by mail. Thank you.

Reference No. 6700-331

Document Description: _________________________________________________________

* Page redacted pursuant to confidential treatment request.

                            CRAVATH, SWAINE & MOORE
                       Worldwide Plaza, 825 Eighth Avenue
                               New York, NY 10019
                            Telephone: (212) 474-1190
                                  Fax: (212) 474-3700


                                                            Date: March 18, 1996
================================================================================
     Name/Firm                               Fax No.             Phone No.
--------------------------------------------------------------------------------
To: Mr. James Meer                           (201) 593-5598      (201) 593-5911






--------------------------------------------------------------------------------
From: S. Soundararajan                       (212) 474-3700      (212) 474-1942

================================================================================


TOTAL NUMBER OF PAGES, INCLUDING THIS COVER SHEET: 11
IF YOU DO NOT RECEIVE ALL THE PAGES, PLEASE CALL (212) 474-1190


================================================================================
Message: Attached is the execution copy of the Amendment circulated last week. Please call if you have any questions.





================================================================================

THIS MESSAGE IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY TO WHICH IT IS ADDRESSED AND MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone at (212)474-1190 and return the original message to us by mail. Thank you.

Reference No. 6700-331

Document Description: _________________________________________________________

                           Schein Pharmaceutical, Inc.

                             $350M Credit Facilities

                              Chemical Bank, Agent


Amount:                     $350M

    RC Facility                              $100M
    Term Facility                            $250M

Tenor:                                       6.5 Years (Matures 12/31/01)

Interest (price grid):      LIBOR + 1.25% Range .75% > 1.50%        7.25%
                            Prime +  .25% Range   0% >  .50%        9.00%

Letter of Credit:           Up to $30M available @ 1.625% (subject to grid)

Commitment Fee:             0.375% (unused portion, Range .25% > .50%

Arrangement Fee:            1.5% -- ($5,250,000)

Agent Fee:                  $100K annually

Mandatory Prepayments:      75% of Excess cash flow, 100% of new financing
                                 above $10M, and % of proceeds from stock offering:
                                 50% if leverage is between 3.0x - 4.0x
                                 25% if leverage is between 2.5x - 3.0x
                                  0% if leverage is between 1.0x - 2.5x

Scheduled Prepayments:      '95 - $0         '99 - $50M
                            '96 - $10M       '00 - $60M
                            '97 - $30M       '01 - $60M
                            '98 - $40M

Security:                   Mortgage all real property
                            Liens on receivables & inventory
                            Pledge of all domestic subsidiaries stock including
                                 Marsam and 65% of wholly owned foreign
                                 subsidiaries
                            Cross company guarantees by domestic subsidiaries

Financial Covenants:        Limitations on capital expenditures -
                                 $25M/yr + 50% carryforward of unspent amount commencing fiscal year '97
                            Maximum Total Leverage (debt) to EBITDA for '95
                                 5x > '98 3x
                            Minimum net worth - $145M
                                 +$25M earnings in '96
                                 +$55M earnings in '97
                                 +$50M earnings in '98
                                 +$75M earnings in '99
                            Minimum levels of working capital - 1.75x
                            Minimum fixed charge coverage - 1.5x all years
                                 (EBITDA-Cap Exp/Interest + Debt Payments)
                            Limitations on dividends -
                                 Deemed dividends per the Shareholder
                                 Agreement for registration expenses & fees permitted + 25% of Net Income after leverage drop below 2.5x (Est. '96 end of year)
                            Limitations on investments:
                                 A) $10M annually for foreign investments, Bayer
                                    JV's) (-50% of carryforward of unspent
                                    amount)
                                 B) $10M Aggregate of all other investments up
                                    to '97 and $15M aggregate thereafter
                            Limitations on Debt to buy back stock options
                                 $5M
                            Transactions with Affiliates (Bayer and
                                 Shareholders)
                                 A) Limits to Shareholder agreement
                                 B) Stock options permitted
                                 C) Foreign JV's permitted up to $10M/yr
                                 D) Loans to officers and amployees up to $1.5 M
                                    aggregate
                            Limitations on Merger Agreement
                                 A) Materially change terms other than to extend
                                    Tender Offer period
                                 B) To pay more than $250M for Marsam

    Bank                                              Allocation
    ----                                              ----------
    Arranger and Administrative Agent:
    Chemical Bank                                     $ 22,500,000

    Lead Managers:
    The Bank of Nova Scotia                             20,000,000
    Chase National Corporate Services, Inc.             20,000,000
    Citicorp                                            20,000,000
    Credit Lyonnais                                     20,000,000
    Deutsche Bank                                       20,000,000
    Mellon Bank, N.A.                                   20,000,000
    National Westminster Bank USA                       20,000,000

    Participants:
    The Bank of Tokyo Trust Company                     12,500,000
    Comerica Bank                                       12,500,000
    Credit Suisse                                       12,500,000
    HypoBank                                            12,500,000
    Midlantic Bank, N.A.                                12,500,000
    Rabobank Nederland                                  12,500,000
    Societe Generale                                    12,500,000
    Society National Bank                               12,500,000
    Westdeutsche Landesbank Girozentrale                12,500,000
    ABN-Amro Bank                                        7,500,000
    Bank of Montreal                                     7,500,000
    The Bank of New York                                 7,500,000
    Commerzbank                                          7,500,000
    The Daiwa Bank, Limited                              7,500,000
    DG Bank                                              7,500,000
    First Union National Bank of North Carolina          7,500,000
    The Nippon Credit Bank, Ltd.                         7,500,000
    United Jersey Bank                                   7,500,000
    The Yasuda Trust and Banking Co., LTD.               7,500,000
                                                      ------------

                                                      $350,000,000

Schein Pharmaceutical, Inc.
Fund Summary
As of September 30, 1995

                                   Market           % of
               Fund                Value           Total
               ----                -----           -----
LaSalle Bank (GIC)                 $ 7,004,409     19.41%

Columbia Fixed Income                7,374,917     20.44%

Vanguard Quantitative               10,357,325     28.70%

PBHG Growth Fund                     7,734,374     21.43%

T. Rowe Price Int'l Stock Fund       3,613,526     10.01%
                                   -----------
Total *                            $36,084,551

* Includes Lifestyle funds

                                                                  -----------------------------------------------------------
                                   Market           % of
                                   Value           Total
Lifestyle Funds                                                   LaSalle       Columbia    Vanguard    PBHG        T. Rowe
---------------

Conservative                       $ 2,266,595     13.21%           832,391       675,602     514,228     138,487     105,888
                                                                     36.72%        29.81%      22.69%       6.11%       4.67%

Moderate                             8,824,227     51.45%         1,161,293     2,942,105   2,890,303   1,040,537     789,999
                                                                     13.16%        33.34%      32.75%      11.79%       8.95%

Aggressive                           6,061,687     35.34%                       1,389,574   2,859,584   1,029,314     783,215
                                                                                   22.92%      47.17%      16.98%      12.92%

Total                              $17,152,508
                                                                  -----------------------------------------------------------

                                 Schedule 6.04
                                 -------------

                              EXISTING INVESTMENTS


                                             Nature of
Name                                         Investment
----                                         ----------


Elensys Care Services Inc.                                  Con. Pfd. Stk.

Triomed (Proprietary) Limited, South Africa                 Common Stock

*Brovar S&P (Proprietary) Ltd., South Africa                Common Stock

*Ethical Generics Limited, UK                               Common Stock

Schein Bayer Pharm. Svcs.                                   Common Stock

*Schein Pharmaceutical Canada, Inc.                         Common Stock

Duramed Pharmaceuticals, Inc.                               Convertible Note

Miscellaneous investments not exceeding $250,000 in aggregate.


* Currently owned 100% by Schein Pharmaceutical, Inc. or one of its affiliates; it is contemplated that a 50% interest will be transferred to an affiliate of Bayer AC.

                             CRAVATH, SWAIN & MOORE
                       Worldwide Plaza, 825 Eighth Avenue
                               New York, NY 10019
                            Telephone: (212) 474-1000
                                  Fax: (212) 474-3700


                                                         Date: December 17, 1996
================================================================================
     Name/Firm                               Fax No.             Phone No.
--------------------------------------------------------------------------------
To: See Next Page For
    Multiple Addressees



--------------------------------------------------------------------------------
From: S. Soundararajan   Room: 4438          (212) 474-3700      (212) 474-1942

================================================================================


TOTAL NUMBER OF PAGES, INCLUDING THIS COVER SHEET: 17
IF YOU DO NOT RECEIVE ALL THE PAGES, PLEASE CALL (212) 474-3130


================================================================================
Message: This version of the amendment will be circulated to the Bank Group tonight (along with the Subordinated Loan Agreement) absent any objections. Please call me if you have any questions or comments. Thank you.


                               CC: DH, WKS, PF, CO



================================================================================

THIS MESSAGE IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY TO WHICH IT IS ADDRESSED AND MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone at (212)474-3130 and return the original message to us by mail. Thank you.

Reference No. 6700-331


DATE SENT: _______________         DATE CONFIRMED: ____________      [ILLEGIBLE]

================================================================================
          Name/Firm                        Fax No.                  Phone No.
--------------------------------------------------------------------------------
1. To:  Dawn Lee Lum                    (212) 270-3279           (212) 2472
        Chase

--------------------------------------------------------------------------------
2. To:  Greg Weiss                      (212) 455-2502           (212) 455-7080
        Simpson Thacher & Bartlett

--------------------------------------------------------------------------------
3. To:  Jeff Mullen                     (212) 455-2502           (212) 455-2000
        Simpson Thacher & Bartlett

--------------------------------------------------------------------------------
4. To:  Scott Phillips                  (212) 278-5387           (212) 278-5460
        Societe Generale

--------------------------------------------------------------------------------
5. To:  Robert Cantone                  (212) 969-2900           (212) 969-3000
        Proskauer Rose Goetz &
        Mendelsohn

--------------------------------------------------------------------------------
6. To:  Charles Dropkin                 (212) 969-2900           (212)969-3535
        Proskauer Rose Goetz &
        Mendelsohn

--------------------------------------------------------------------------------
7. To:  Jim Meer                        (201) 593-5598           (201) 593-5911
        Schein Pharmaceutical

================================================================================

                                   THIRD AMENDMENT dated as of December 20, 1996
                              (this "Amendment"), to the CREDIT AGREEMENT dated as of September 1, 1995, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"); the LENDERS (as defined in Article I of the Credit Agreement); and THE CHASE MANHATTAN BANK, a New York banking corporation as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


     The Borrower has requested that the Credit Agreement be amended as hereinafter set forth, and the Lenders have agreed to such amendment, upon the terms and subject to the conditions set forth herein. Accordingly, the Borrower and the Lenders hereby agree as follows:

                                   ARTICLE I

                                 Defined Terms

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby (the "Amended Credit Agreement").

                                   ARTICLE II

              Amendments to and Waivers under the Credit Agreement

     The Credit Agreement is amended, effective as of the date hereof (but subject to the conditions set forth in Article IV hereof), as set forth below:

     SECTION 2.01 Amendments to Article I. (a) The following definitions are added to Section 1.01 of the Credit Agreement in the proper alphabetical order:

          "'Acceptable Refinancing' shall mean a series of transactions in which the Borrower (a) completes an issuance and sale of its capital stock (or rights, warrants or options to acquire its capital stock) or of Subordinated Debt (which Subordinated Debt, unless it (x) is described in the second sentence of the definition of "Subordinated Debt" or (y) is on terms (including, without limitation, maturity, interest rates, subordination provisions, prepayment, redemption, defeasance or similar provisions, covenants and events of default) at least as favorable in all respects to the Borrower or the Lenders as the terms of the Indebtedness issued (or that would have been issued) under the Conversion Note Indenture), or any combination thereof, in either case yielding net cash proceeds to the Borrower of at least $96,000,000, and (b) applies such net cash proceeds to prepay Term Loans in the manner contemplated by Sections
     2.11 and 2.13."

          "'Conversion Note Indenture' shall mean the "Conversion Note Indenture" referred to in the Senior Subordinated Loan Agreement, in the form attached as Annex I-B to the Third Amendment."

          "'Refinancing Debt' shall have the meaning assigned to such term in
     Section 6.01(g)."

          "'Senior Subordinated Loan Agreement' shall mean the $100,000,000 Senior Subordinated Loan Agreement dated as of December [ ], 1996, among the Borrower, certain lenders and Societe Generale, as administrative agent, in the form attached as Annex I-A to the Third Amendment."

          "'Third Amendment' shall mean the Third Amendment dated as of December 20, 1996, to this Agreement."

     (b) The definition of "Subordinated Debt" is amended to read as follows:

          "'Subordinated Debt' means unsecured Indebtedness of the Borrower that
     (a) does not have any scheduled payment of principal prior to the 180th day following the Post-Merger Facilities Maturity Date, (b) the principal of which is subordinated to the prior payment in full in cash of all the Obligations in a manner reasonably satisfactory to the Administrative Agent and (c) otherwise has terms and conditions reasonably satisfactory to the Administrative Agent. Notwithstanding any other provision of this Agreement, Subordinated Debt shall include (i) Indebtedness incurred under and on the terms set forth in the Senior Subordinated Loan Agreement or the Conversion Note Indenture, and (ii) Refinancing Debt; provided that the terms of such Refinancing Debt (including, without limitation, maturity, interest rates, subordination provisions, prepayment, redemption, defeasance or similar provisions, covenants and events of default) shall be in all material respects at least as favorable to the Borrower and the Lenders as the terms of the Indebtedness being refinanced, or, in the case of interest rates, shall be consistent with rates of interest at the time prevailing in the market for comparable obligations (or, if the Indebtedness being refinanced was incurred under the Senior Subordinated Loan Agreement or the Conversion Note Indenture, at least as favorable to the Borrower and the Lenders as the terms of the Indebtedness issued (or that would have been issued) under the Conversion Note Indenture including, without limitation, the interest rate provided for in the form of Senior Subordinated Conversion Note annexed as Exhibit B thereto)."

     SECTION 2.02 Amendments to Article II. (a) Section 2.11(b) of the Credit Agreement is amended by (i) inserting the phrase "(other than Section 2.13(f))" between "2.13" and "shall" and (ii) inserting the following at the end of the second sentence following the word "prepayment":

          ", and each prepayment of principal of Term Facility Borrowings pursuant to Section 2.13(f) shall be applied (A) first, to reduce in full the amounts due on or prior to June 30, 1998, in order of maturity and (B) second, to reduce pro rata the scheduled payments of principal due under this Section 2.11 after June 30, 1998".

     (b) Section 2.13 of the Credit Agreement is amended by inserting the following new subsection (f):

          "(f) Notwithstanding anything in paragraph (a), (b) or (c) above, (i) the Borrower shall apply 100% of the Net Proceeds of any Acceptable Refinancing promptly upon receipt to prepay outstanding Term Loans in accordance with Section 2.11(b), and (ii) the Borrower may apply the Net Proceeds of any Refinancing Debt incurred in compliance with Section 6.01(g) or of any issuance and sale of its capital stock (or rights, warrants or options to acquire its capital stock) to repay any Indebtedness incurred as part of an Acceptable Refinancing or any other Refinancing Debt."

     SECTION 2.03 Amendments to Article VI. (a) Clause (g) of Section 6.01 is amended to read as follows:

          "(g) Subordinated Debt issued after the Merger Date (including any Indebtness incurred as part of an Acceptable Refinancing, and any Subordinated Debt the proceeds of which are used to refinance any such Indebtedness or any other Subordinated Debt the proceeds of which have been so used ("Refinancing Debt"); provided that the terms of such Refinancing Debt (including, without limitation, maturity, interest rates, subordination provisions, prepayment, redemption, defeasance or similar provisions, covenants and events of default) shall be in all material respects at least as favorable to the Borrower and the Lenders as the terms of the Indebtedness being refinanced or, in the case of interest rates, shall be consistent with rates of interest at the time prevailing in the market for comparable obligations (or, if the Indebtedness being refinanced was incurred under the Senior Subordinated Loan Agreement or the Conversion
     Note Indenture, at least as favorable to the Borrower and the Lenders as the terms of the Indebtedness issued (or that would have been issued) under the Conversion Note Indenture including, without limitation, the interest rate provided for in the form of Senior Subordinated Conversion Note annexed as Exhibit B thereto)."

     (b) Section 6.12 is amended by deleting the text after the word "Indebtedness" and inserting in place thereof:

     "except that the Borrower and the Subsidiaries may (i) make payments in respect of the Obligations, (ii) make payments in the form of common stock of the Borrower and (iii) refinance Indebtedness incurred as part of an Acceptable Refinancing or Refinancing Debt with the proceeds of any issuance and sale of capital stock (or rights, warrants or options to acquire capital stock) of the Borrower or of any Refinancing Debt permitted under Section 6.01(g)."

                                        THE BANK OF NOVA SCOTIA,

                                          by ______________________________
                                             Name:
                                             Title:


                                        CITICORP USA, INC.,


                                          by ______________________________
                                             Name:
                                             Title:


                                        CREDIT LYONNAIS, NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                        CREDIT LYONNAIS, CAYMAN ISLAND
                                        BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                        DEUTSCHE BANK, A.G., NEW YORK AND/OR
                                        CAYMAN ISLAND BRANCHES,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:


                                        MELLON BANK, N.A.,


                                          by ______________________________
                                             Name:
                                             Title:

                                        FLEET BANK, N.A. (formerly known as
                                        NatWest Bank, N.A.),


                                          by ______________________________
                                             Name:
                                             Title:


                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY, successor by merger to:
                                        THE BANK OF TOKYO TRUST COMPANY,


                                          by ______________________________
                                             Name:
                                             Title:


                                        BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK
                                        AKTIENGESSELLSCHAFT, NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:


                                        COMERICA BANK,


                                          by ______________________________
                                             Name:
                                             Title:


                                        COOPERATIEVE CENTRALE RAIFFEIFEN-
                                        BOERENLESNBANK, B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:

                                        CREDIT SUISSE,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:


                                        KEYBANK NATIONAL ASSOCIATION,


                                          by ______________________________
                                             Name:
                                             Title:


                                        PNC BANK, N.A.,


                                          by ______________________________
                                             Name:
                                             Title:


                                        SOCIETE GENERALE, NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                        WESTDEUTSCHE LANDESBANK GIROZENTRALE,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:

                                        ABN AMRO BANK N.V., NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:


                                        BANK OF MONTREAL,


                                          by ______________________________
                                             Name:
                                             Title:


                                        THE BANK OF NEW YORK,


                                          by ______________________________
                                             Name:
                                             Title:


                                        COMMERZBANK AKTIENGESELLSHAFT, NEW YORK
                                        BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:


                                        DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                        CAYMAN ISLAND BRANCH,


                                          by ______________________________
                                             Name:
                                             Title:


                                          by ______________________________
                                             Name:
                                             Title:

                                        FIRST UNION NATIONAL BANK,


                                          by ______________________________
                                             Name:
                                             Title:


                                        THE NIPPON CREDIT BANK, LTD.,


                                          by ______________________________
                                             Name:
                                             Title:


                                        SUMMIT BANK,


                                          by ______________________________
                                             Name:
                                             Title:


                                        THE YASUDA TRUST AND BANKING CO.,
                                        LIMITED, NEW YORK BRANCH,


                                          by ______________________________
                                             Name:
                                             Title: